PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 23, 1998)

                                  $271,221,000

               MASTER FINANCIAL ASSET SECURITIZATION TRUST 1998-1

                             MASTER FINANCIAL, INC.                       [LOGO]
                           (TRANSFEROR AND SERVICER)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (DEPOSITOR)

                            ------------------------

     The Master Financial Asset Securitization Trust 1998-1 will be established pursuant to a Trust Agreement among Bear Stearns Asset Backed Securities, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee, and The Bank of New York, in its capacity as Co-Owner Trustee. The Trust will issue the eight classes of Asset Backed Notes set forth below (the 'Notes'), pursuant to an Indenture dated as of February 1, 1998 (the 'Indenture'), between the Trust and The Bank of New York, in its capacity as Indenture Trustee. The Trust will also issue the Class A-7, Class B-1 and Class B-2 Asset Backed Certificates (the 'Certificates') pursuant to the Trust Agreement (as defined herein) and instruments evidencing the residual interest in the assets of the Trust (the 'Residual Interest'). The Notes and the Certificates are referred to together herein as the 'Securities.' Only the Notes (the 'Offered Securities') are offered hereby.
                                                        (continued on next page)
                            ------------------------

     FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE OFFERED SECURITIES, SEE 'RISK FACTORS' HEREIN AT PAGE S-9 AND IN THE PROSPECTUS AT PAGE 15.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                  OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 ORIGINAL CLASS
                                    PRINCIPAL         INTEREST         PRICE TO       UNDERWRITING       PROCEEDS TO
                                     BALANCE          RATE(1)         PUBLIC(2)         DISCOUNT          SELLER(3)
Class A-1 Notes...............   $ 58,550,000.00    Variable(4)       100.00000%         0.100%           99.90000%
Class A-2 Notes...............   $ 58,380,000.00       6.22%          99.98318%          0.125%           99.85818%
Class A-3 Notes...............   $ 22,340,000.00       6.26%          99.98218%          0.150%           99.83218%
Class A-4 Notes...............   $ 39,410,000.00       6.50%          99.99494%          0.175%           99.81994%
Class A-5 Notes...............   $ 12,470,000.00       6.86%          99.95510%          0.250%           99.70510%
Class A-6 Notes...............   $ 14,056,000.00       7.28%          99.92837%          0.500%           99.42837%
Class M-1 Notes...............   $ 43,745,000.00       7.36%          99.99324%          0.500%           99.49324%
Class M-2 Notes...............   $ 22,270,000.00       7.54%          99.95538%          0.750%           99.20538%
Total.........................   $271,221,000.00                   $271,176,643.97     $721,207.50     $270,455,436.47

(1) The interest rate for each Class remaining outstanding will increase by 0.50% for Due Periods beginning after the Optional Termination Date (as defined herein).

(2) Plus accrued interest (other than with respect to the Class A-1 Notes), if any, at the applicable rate from February 1, 1998.

(3) Before deducting expenses, estimated to be $450,000.

(4) Interest will accrue on the Class A-1 Notes with respect to each Payment Date at a per annum rate equal to LIBOR for the related Accrual Period (each as defined herein) plus 0.15%, subject to a maximum rate equal to the Net Weighted Average Rate (as defined herein).
                            ------------------------
     The Offered Securities are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Securities will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about February 12, 1998, against payment therefor in immediately available funds.

BEAR, STEARNS & CO. INC.
                    PAINEWEBBER INCORPORATED
                                      RESIDENTIAL FUNDING SECURITIES CORPORATION

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 3, 1998.

(Continued from preceding page)

     The assets of the Trust will consist primarily of Home Loans, which will be secured by Mortgages. All of the Home Loans will be conventional loans (i.e., not insured or guaranteed by a governmental agency) ('Conventional Loans'). The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out or other consumer purposes. Substantially all of the Mortgages for the Home Loans will be junior in priority to senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. In addition, substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%). See 'Risk
Factors -- Adequacy of the Mortgaged Properties as Security for the Home Loans' and ' -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' herein.

     Payments on the Notes will be made to the holders of the Notes (the 'Noteholders') on the 20th day of each month, or, if such day is not a Business Day, the next succeeding Business Day (each, a 'Payment Date'), beginning in March 1998. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on each Class of Notes will accrue at the applicable per annum interest rate specified or described on the cover hereof. On each Payment Date, the Noteholders will be entitled to receive, from and to the extent that funds are available therefor in the Note Payment Account, payments with respect to interest and principal calculated as described herein. See 'Description of the Securities -- Payments' herein.

     Payments of interest on the Class M-1 and Class M-2 Notes (the 'Subordinated Notes') will be subordinate in priority to payments of interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes (the 'Senior Notes'), and payments of interest on the Class M-2 Notes will be subordinate in priority to payments of interest on all other Classes of Notes. Payment of principal of the Subordinated Notes will be subordinate in priority to payments of principal of the Senior Notes and payments of principal of the Class M-2 Notes will be subordinate in priority to payments of principal of all other Classes of Notes, all as described herein.

     The Certificates will represent undivided ownership interests in the Trust. Interest on each Class of Certificates will accrue at the applicable per annum interest rates specified under 'Summary of Terms' herein. On each Payment Date, the holders of the Certificates (the 'Certificateholders,' and together with the Noteholders, the 'Securityholders') will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Distribution Account, distributions in respect of interest and principal calculated as described herein. Distributions of interest on the Class A-7 Certificates and distributions of interest on and principal of the Class B-1 and Class B-2 Certificates will be subordinate in priority to payments of interest and principal, respectively, on the Notes, and distributions of interest on and principal of the Class B-2 Certificates will be subordinate in priority to payments of interest on the Class A-7 Certificates and payments of interest and principal, respectively, on the Notes and the Class B-1 Certificates. The Subordinate Notes and the Certificates are referred to together herein as the 'Subordinate Securities.' See 'Description of the Securities -- Payments' herein.

     Credit enhancement with respect to the Offered Securities will be provided by (a) the subordination of (i) the Residual Interest and the Class B-2 Certificates to the Class A-7 and Class B-1 Certificates and the Notes, (ii) the B-1 Certificates to the Class A-7 Certificates and the Notes, (iii) the Class A-7 Certificates to the Notes and (iv) the Class M-2 and Class M-1 Notes, respectively, to each Class of Notes having a higher payment priority and (b) the overcollateralization feature described herein. The Offered Securities are not insured by any financial guaranty insurance policy. See 'Risk
Factors -- Adequacy of Credit Enhancement' and 'Description of Credit Enhancement' herein.

     The yields to maturity on the Offered Securities will depend on (i) the rate and timing of reductions of the outstanding principal balances of the Offered Securities as a result of the receipt of payments of principal and interest on, and other principal reductions of the Home Loans (including scheduled payments, prepayments, delinquencies, liquidations, defaults, losses, substitutions, repurchases and modifications) and payment of Excess Spread, (ii) any reductions of the outstanding principal balances of the Offered Securities due to payment of amounts remaining on deposit in the Pre-Funding Account after termination of the Funding Period, (iii) the prices paid for the Offered Securities by investors, (iv) in the case of the Class M-1 and Class M-2 Notes, the application of Allocable Loss Amounts thereto and the repayment of Deferred Amounts in respect thereof as described herein and (v) the level of LIBOR from time to time while the Class A-1 Notes are outstanding.

Because substantially all of the Home Loans will be secured by junior liens, the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities or unsecured consumer loans with equivalent interest rates and maturities. Prospective investors should carefully consider the associated risks. See 'Risk Factors' and 'Prepayment and Yield Considerations' herein and 'Risk Factors' in the Prospectus.

     The yields to maturity on the Class M-1 and Class M-2 Notes will be sensitive, in varying degrees (and will each be more sensitive than the yields to maturity on the Senior Notes), to delinquencies and losses on the Home Loans. Investors should consider the associated risks, including the risk that if the rate of delinquencies and losses is sufficiently high, investors in one or more of such Classes of Securities may fail to recover their initial investments.

     Prospective investors should consult their own investment, legal, tax and accounting advisors to determine whether the Offered Securities constitute appropriate investments for them and the applicable legal, tax, regulatory and accounting treatment of the Offered Securities.

     PROCEEDS OF THE ASSETS OF THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES. THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR, THE TRANSFEROR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE CO-OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED SECURITIES NOR THE HOME LOANS ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR THE TRANSFEROR OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON.

     Wherever reference is made in this Prospectus Supplement to a percentage of the Initial Home Loans (as defined herein), such percentage is determined (unless otherwise specified) on the basis of the Initial Pool Principal Balance (as defined herein).
                            ------------------------
     This Prospectus Supplement does not contain complete information about the offering of the Offered Securities. Additional information is contained in the Prospectus and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Offered Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING STABILIZING AND THE PURCHASE OF OFFERED SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission'), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the 'Registration Statement') under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The

Commission maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Depositor.

                           REPORTS TO SECURITYHOLDERS

     Unaudited monthly and annual reports concerning the Offered Securities will be sent by the Indenture Trustee to the Securityholders. So long as any Offered Security is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as the registered owner of such Offered Securities pursuant to the Indenture and the Trust Agreement. DTC will supply such reports to Security Owners (as defined herein) in accordance with its procedures.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used herein may be defined elsewhere in this Prospectus Supplement or in the Prospectus. See the 'Index of Terms' included as an appendix to this Prospectus Supplement and the Prospectus. Capitalized terms that are used but not defined herein will have the meanings assigned to such terms in the Prospectus.

Issuer......................................  Master Financial Asset Securitization Trust 1998-1 (the 'Trust' or
                                              the 'Issuer'), a Delaware business trust established pursuant to a trust agreement dated as of February 1, 1998 (the 'Trust
                                              Agreement'), among the Depositor, the Owner Trustee and the Co-Owner
                                              Trustee.
Depositor...................................  Bear Stearns Asset Backed Securities, Inc. (the 'Depositor'), a
                                              Delaware corporation, in its capacity as Depositor of the Home Loans to the Trust. The Depositor is a wholly-owned subsidiary of The Bear
                                              Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.
                                              None of the Depositor, The Bear Stearns Companies Inc., Bear,
                                              Stearns & Co. Inc. or any affiliate of any of them has guaranteed or is otherwise obligated with respect to the Offered Securities.
Servicer and Transferor.....................  Master Financial, Inc. (the 'Servicer' or the 'Transferor'), a
                                              California corporation, in its capacity as Servicer and Transferor of the Home Loans.
Indenture Trustee...........................  The Bank of New York, a banking corporation organized under the laws of the State of New York, as trustee under the Indenture (in such capacity, the 'Indenture Trustee'), and as co-owner trustee under the Trust Agreement (in such capacity, the 'Co-Owner Trustee').
Owner Trustee...............................  Wilmington Trust Company, as owner trustee under the Trust Agreement
                                              (the 'Owner Trustee').
Closing Date................................  On or about February 12, 1998.
Cut-Off Dates...............................  February 1, 1998, with respect to the Initial Home Loans and, with respect to the Subsequent Home Loans, the date specified as the cut-off date in the applicable Subsequent Transfer Agreement.
Payment Date................................  The 20th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in March 1998.
Due Period..................................  With respect to a Payment Date, the calendar month immediately preceding such Payment Date.
Determination Date..........................  The fifth Business Day prior to each Payment Date.
Record Date.................................  With respect to each Payment Date, the close of business on the last
                                              Business Day of the month immediately preceding the month in which such Payment Date occurs.
The Offered Securities......................  The Trust will issue the Notes pursuant to the Indenture. The initial aggregate principal balance of each Class of Notes (the
                                              'Original Class Principal Balance' of each such Class) is set forth on the cover hereof. The 'Class Principal Balance' of each Class of
                                              Securities (other than the Class A-7 Certificates) as of any date of determination will be equal to the Original Class Principal Balance thereof reduced by (i) all amounts previously paid to
                                              Securityholders of such Class in reduction of the Class Principal
                                              Balance thereof on all previous Payment Dates and (ii) in the case of the Subordinate Securities, any Allocable Loss Amounts applied thereto.
                                              The Notes will be secured by the assets of the Trust pursuant to the
                                              Indenture and, as described herein, will be senior in right of payment to the Certificates and the Residual Interest. The
                                              Certificates will represent undivided ownership interests in the
                                              Trust and, as described herein, will be subordinate in right of payment to the Notes. Interest will accrue on each Class of Offered
                                              Securities at the applicable per annum interest rate set forth or described on the cover hereof.
Securities Other Than the Offered
  Securities................................  The Trust will issue the Certificates and the Residual Interest pursuant to the Trust Agreement having the Original Class Principal
                                              Balances or Class Notional Balance and Interest Rates set forth below.

                                                                      ORIGINAL CLASS       INTEREST
                                              DESIGNATION           PRINCIPAL BALANCE        RATE
                                              ------------------    ------------------     --------
                                              Class A-7                          (1)          9.00%
                                              Class B-1                $ 31,815,000           8.25%(2)
                                              Class B-2                $ 15,114,000           8.50%(2)
                                              Residual Interest                  (3)            (3)

                                              ------------
                                              (1) The Class A-7 Certificates are not entitled to distributions in respect of principal. The Class A-7 Certificates will have a
                                                  'Class Notional Balance' equal to (i) until the Payment Date in
                                                  August 2000, the Class Principal Balance of the Class A-6 Notes
                                                  and (ii) on and after the Payment Date in August 2000, zero.
                                              (2) The Interest Rate will increase by 0.50% for Due Periods beginning after the Optional Termination Date.
                                              (3) The Residual Interest does not have a Class Principal Balance or
                                                  Interest Rate but will be entitled to certain residual cashflows of the Trust.
                                              Pursuant to the Trust Agreement, the Certificates and the Residual
                                              Interest may be combined into a single certificate with four payment components corresponding to the payment characteristics of the
                                              Classes of Certificates and the Residual Interest.
                                              The Certificates and the Residual Interest are not offered hereby.
                                              Any information herein regarding the Certificates and the Residual
                                              Interest is presented solely to provide a better understanding of the Offered Securities.
  Interest..................................  Interest on each Class of Securities will be payable on each Payment
                                              Date in an amount equal to interest accrued for the applicable Ac-
                                              crual Period at the applicable Interest Rate on the Class Principal
                                              Balance or Class Notional Balance thereof immediately preceding such
                                              Payment Date. See 'Description of the Securities -- Payments'
                                              herein. To the extent funds are available therefor, interest payments will be made in the order of priority set forth under
                                              'Description of the Securities -- Payments -- Payment Priorities'
                                              herein.

                                              The Interest Rate applicable to each Class of Securities outstand-
                                              ing (other than the Class A-7 Certificates) will increase by 0.50%
                                              for Due Periods beginning after the Optional Termination Date.
  Principal.................................  Principal of each Class of Securities entitled to principal will be payable on each Payment Date as described herein under 'Description of the Securities -- Payments' herein. To the extent funds are available therefor, principal payments will be made in the order of priority set forth under 'Description of the Securities -- Payments
                                              -- Payment Priorities' herein.
  Maturity Date.............................  The outstanding principal amount of, and all accrued and unpaid interest on, each Class of Notes, to the extent not previously paid, will be payable in full on the applicable maturity date specified below (as to each Class, the 'Maturity Date'), although the actual final Payment Date for each Class of Notes may occur earlier than the applicable Maturity Date. See 'Prepayment and Yield
                                              Considerations -- Maturity Dates' herein.

                                              CLASS   MATURITY DATE
                                              ------  -------------------
                                              A-1     April 20, 2007
                                              A-2     August 20, 2011
                                              A-3     November 20, 2012
                                              A-4     March 20, 2016
                                              A-5     December 20, 2019
                                              A-6     April 20, 2029
                                              M-1     April 20, 2029
                                              M-2     April 20, 2029

Form and Registration of the Offered
  Securities................................  The Offered Securities will initially be issued only in book-entry form. Persons acquiring beneficial ownership interests in the
                                              Offered Securities ('Security Owners') will hold such Securities through the book-entry facilities of The Depository Trust Company
                                              ('DTC'). Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC. So long as each Class of
                                              Offered Securities is in book-entry form, each such Class of Offered
                                              Securities will be evidenced by one or more certificates registered in the name of the nominee of DTC. The interests of Security Owners will be represented by book-entries on the records of DTC and participating members thereof. No Security Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances described herein.
                                              All references in this Prospectus Supplement to any Class of Offered
                                              Securities reflect the rights of the Security Owners of such Class only as such rights may be exercised through DTC and its
                                              participating members so long as such Class of Offered Securities is held by DTC. See 'Risk Factors -- Book-Entry Registration' and
                                              'Certain Information Regarding the Securities -- Book-Entry
                                              Registration' in the Prospectus. The Security Owners' interests in each Class of Offered Securities will be held only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Assets of the Trust.........................  The assets of the Trust will primarily include a pool of Home Loans
                                              (the 'Home Loan Pool').
                                              On the Closing Date, the Trust will purchase approximately 6,194
                                              Home Loans (the 'Initial Home Loans') having an aggregate principal balance of approximately $239,267,045 (the 'Initial Pool Principal
                                              Balance') as of February 1, 1998, (the 'Initial Cut-Off Date') from the Depositor pursuant to a Sale and Servicing Agreement to be dated as of February 1, 1998 (the 'Sale and Servicing Agreement') among the Trust, as Issuer, the Depositor, as Depositor, Master Financial,
                                              Inc., as Transferor and Servicer, and The Bank of New York, as
                                              Indenture Trustee and Co-Owner Trustee. Such Initial Pool Principal
                                              Balance may vary by plus or minus 5%, as described under 'The Home
                                              Loan Pool' herein. The statistical information presented in this
                                              Prospectus Supplement regarding the Home Loan Pool is based only on the Initial Home Loans proposed to be included in the Home Loan Pool as of the date of this Prospectus Supplement, and does not take into account any additional Home Loans (the 'Subsequent Home Loans') that may be added to the Home Loan Pool during the Funding Period (as defined herein). See 'Risk Factors -- Acquisition of Subsequent Home
                                              Loans' and 'The Home Loan Pool' herein.
                                              In addition, on the Closing Date, the Depositor is expected to deposit approximately $75,732,955 into the Pre-Funding Account (as defined herein) for the purchase of Subsequent Home Loans during the
                                              Funding Period. The sum of the aggregate principal balance of the
                                              Initial Home Loans (together with the Subsequent Loans the 'Home
                                              Loans') and the amount expected to be deposited into the Pre-Funding
                                              Account on the Closing Date equals approximately $315,000,000.
The Home Loans..............................  The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) debt
                                              consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out or other consumer purposes. The Home Loans will be secured by mortgages, deeds of trust or other security instruments (the 'Mortgages'). Substantially all of the Mortgages
                                              for the Home Loans will be junior in priority to senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. In addition, substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%). For a further description of the Home Loans, see 'The Home Loan Pool'
                                              herein.
The Pre-Funding Account.....................  On the Closing Date, the Depositor is expected to deposit a portion of the proceeds from the sale of the Securities in an amount equal to approximately $75,732,955 (the 'Pre-Funding Account Deposit')
                                              into the Pre-Funding Account maintained by the Indenture Trustee for the purpose of purchasing the Subsequent Home Loans after the
                                              Closing Date. The amount of the Pre-Funding Account Deposit may vary by plus or minus 5% of the Initial Pool Principal Balance, depending on the extent, if any, to which Home Loans are added to or removed from the Home Loan

                                              Pool prior to the Closing Date, as described herein. During the period (the 'Funding Period') from the Closing Date until the earliest of (i) the date on which the amount in the Pre-Funding
                                              Account is reduced to $50,000 or less and the Transferor directs that the Funding Period end, (ii) the occurrence of an Event of
                                              Default under the Sale and Servicing Agreement or the Indenture, and
                                              (iii) May 13, 1998, the amount on deposit in the Pre-Funding Account will be reduced in accordance with the terms of the Sale and
                                              Servicing Agreement by the amount used to purchase Subsequent Home
                                              Loans. Subsequent Home Loans purchased by the Trust and added to the
                                              Home Loan Pool on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing Agreement. See 'The
                                              Home Loan Pool -- Conveyance of Subsequent Home Loans' herein. A
                                              'Subsequent Transfer Date' is any date on which any such Subsequent
                                              Home Loans will be conveyed by the Depositor to the Trust.
                                              On the Payment Date following (i) the end of the Funding Period, if the Funding Period ends on or before the Determination Date in a month or (ii) the Due Period in which the Funding Period ends, if the Funding Period ends after the Determination Date in a month, the portion of the Pre-Funding Account Deposit that is remaining will be applied as described herein to reduce the Class Principal Balances of the Offered Securities. See 'Risk Factors -- Acquisition of
                                              Subsequent Home Loans -- Effect of Prepayment from Pre-Funding
                                              Account' and 'Description of the Transfer and Servicing
                                              Agreements -- Pre-Funding Account' herein.
Capitalized Interest Account................  On the Closing Date there will be deposited in an account (the
                                              'Capitalized Interest Account') maintained with and in the name of the Indenture Trustee on behalf of the Trust a portion of the proceeds of the sale of the Securities. The amount deposited therein will be used by the Indenture Trustee on the Payment Dates during and if necessary immediately following the Funding Period to cover shortfalls in interest on the Securities that may arise as a result of the utilization of the Pre-Funding Account for the purchase of
                                              Subsequent Home Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period
                                              are required to be paid directly to the Transferor.
Credit Enhancement..........................  Credit enhancement with respect to the Offered Securities will be provided by (a) the subordination of (i) the Residual Interest and the Class B-2 Certificates to the Class A-7 and Class B-1
                                              Certificates and the Notes (ii) the B-1 Certificates to the Class
                                              A-7 Certificates and the Notes, (iii) the Class A-7 Certificates to
                                              the Notes and (iv) the Class M-2 and Class M-1 Notes, respectively, to each Class of Notes having a higher payment priority, and (b) the overcollateralization feature described herein. The Offered
                                              Securities are not insured by any financial guaranty insurance policy. See 'Risk Factors -- Adequacy of Credit Enhancement' and
                                              'Description of Credit Enhancement' herein.
  Subordination.............................  The rights of holders of the Subordinate Notes to receive payments of interest on each Payment Date will be subordinate to such rights of holders of each Class of Notes having a higher

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

                                              payment priority, as described herein. The rights of holders of the
                                              Subordinate Notes to receive payments of principal on each Payment
                                              Date will be subordinate to such rights of holders of each Class of
                                              Notes having a higher payment priority, as described herein. The rights of holders of the Class A-7 Certificates to receive payments of interest on each Payment Date will be subordinate to such rights of Noteholders. The rights of holders of the Class B-1 Certificates to receive payments of interest and to receive payments of principal, respectively, on each Payment Date will be subordinate to such rights of Noteholders and the Class A-7 Certificateholders. The
                                              rights of holders of the Class B-2 Certificates to receive payments of interest and to receive payments of principal, respectively, on any Payment Date will be subordinate to the rights of holders of all other Classes of Certificates and the Notes as described herein. The rights of holders of the Residual Interest to receive any amounts on a Payment Date will be subordinate to the rights of the holders of the Notes and the Certificates to receive all amounts due them as described herein. Such subordination feature is intended to enhance the likelihood of regular receipt of interest and principal by the holders of the Senior Notes, and to a lesser extent the Subordinate
                                              Notes and the Class A-7 and Class B-1 Certificates (in order of priority). See 'Description of Credit Enhancement -- Subordination
                                              and Allocation of Losses' herein.
  Application of Allocable
     Loss Amounts...........................  In the event that, on any Payment Date after the Initial
                                              Undercollateralization Amount (as defined herein) has been reduced to zero, (a) the aggregate of the outstanding principal balances of the Securities on such Payment Date (after giving effect to all payments on such date) exceeds (b) the sum of (i) the Pool Principal
                                              Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period (such excess, an 'Allocable Loss Amount'), such
                                              Allocable Loss Amount will be applied in reduction of the principal balances of the Subordinate Securities (other than the Class A-7
                                              Certificates) in inverse order of priority, until the respective principal balances thereof have been reduced to zero. Allocable Loss
                                              Amounts will not be applied to the reduction of the Class Principal
                                              Balance of any Class of Senior Notes. Holders of any Class of
                                              Certificates or Subordinate Notes will be entitled, to the extent of
                                              Allocable Loss Amounts so applied thereto, to receive payments of
                                              Deferred Amounts (as defined herein) under the circumstances and to the extent provided herein. See 'Description of the
                                              Securities -- Application of Allocable Loss Amounts' herein.
  Initial Principal
     Undercollateralization.................  On the Closing Date, the aggregate principal balance of the
                                              Securities is expected to exceed the sum of the Initial Pool
                                              Principal Balance and the Pre-Funding Account Deposit by
                                              approximately $3,150,000. The application of Excess Spread in reduction of the outstanding principal balances of the Securities as described herein is intended first, to eliminate such initial principal

                                              undercollateralization, and then to create overcollateralization and increase the Overcollateralization Amount (as defined herein) over time until such amount is equal to the Required Overcollateraliza-
                                              tion Amount (as defined herein). However, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. While the Class A-1 Notes are outstanding, any increase in LIBOR will decrease the amount of Excess Spread for the related Payment Date. See 'Description of Credit Enhancement
                                              -- Overcollateralization' and 'Risk Factors -- Adequacy
                                              of Credit Enhancement' herein.
Servicing of the Home Loans.................  The Servicer will service the Home Loans pursuant to the Sale and
                                              Servicing Agreement and will be entitled to receive a fee and other servicing compensation, payable monthly as described under
                                              'Description of the Transfer and Servicing Agreements -- Servicing'
                                              herein.
Fees and Expenses of the Trust..............  Before any payments are made on the Securities on any Payment Date, amounts otherwise payable to Securityholders will first be applied to pay the compensation of the Servicer as described herein. The
                                              Servicer will pay the fees and expenses of the Indenture Trustee,
                                              Owner Trustee and Co-Owner Trustee. See 'Description of the Transfer
                                              and Servicing Agreements -- Trust Fees and Expenses' and
                                              'Description of the Securities -- Payments' herein.
Optional Termination........................  The Servicer may, at its option, effect an early redemption or termination of the Securities on or after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Assumed
                                              Pool Principal Balance (as defined herein) (the 'Optional
                                              Termination Date') by purchasing the Home Loans for the Termination
                                              Price. See 'Description of the Securities -- Optional Termination'
                                              herein.
Tax Status..................................  In the opinion of Brown & Wood LLP ('Tax Counsel'), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness and each Certificateholder, by the acceptance of a
                                              Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners, for federal income tax pur-
                                              poses. However, if the Certificates and the Residual Interest are
                                              permanently combined into a single certificate with a single owner with multiple payment components as described above under
                                              'Securities Other Than the Offered Securities,' the Trust will be characterized as a grantor trust for federal income tax purposes. In such event, the Trust Agreement provides that the transfer restriction of certificates to non-U.S. persons would be removed and a non-U.S. person would be allowed to be the single owner of the
                                              Certificate. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus for additional information concerning the application of federal income tax laws to the Offered Securities.

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

                                              The Notes may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequence of investing in the Offered Securities see 'Certain
                                              Federal Income Tax Considerations' herein and in the Prospectus.
ERISA Considerations........................  Subject to the considerations discussed under 'ERISA Considera-
                                              tions' herein and in the Prospectus, the Notes may be purchased by an employee benefit plan or an individual retirement account (a
                                              'Plan') subject to the Employee Retirement Income Security Act of
                                              1974, as amended ('ERISA') or Section 4975 of the Internal Revenue
                                              Code of 1986, as amended (the 'Code'). A fiduciary of a Plan must determine that the purchase and subsequent holding of a Note is consistent with its fiduciary duties under ERISA and does not constitute and will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.
Legal Investment Considerations.............  The Offered Securities will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market
                                              Enhancement Act of 1984, as amended ('SMMEA'). See 'Legal Investment
                                              Matters' herein and in the Prospectus.
Ratings of the Securities...................  It is a condition to the issuance of the Offered Securities that each Class of Offered Securities receive at least the ratings set out below from Standard & Poor's Rating Services, a division of The
                                              McGraw-Hill Companies, Inc. ('S&P'), Fitch IBCA, Inc. ('Fitch') and
                                              Duff & Phelps Credit Rating Co. ('Duff' and, together with S&P and
                                              Fitch, the 'Rating Agencies'):

                                              CLASS                       STANDARD & POOR'S     FITCH      DUFF
                                              ------------------------    -----------------     ------     -----
                                              Class A-1 Notes                    AAA             AAA        AAA
                                              Class A-2 Notes                    AAA             AAA        AAA
                                              Class A-3 Notes                    AAA             AAA        AAA
                                              Class A-4 Notes                    AAA             AAA        AAA
                                              Class A-5 Notes                    AAA             AAA        AAA
                                              Class A-6 Notes                    AAA             AAA        AAA
                                              Class M-1 Notes                     AA             AA+        AA+
                                              Class M-2 Notes                      A              A+         A+

                                  RISK FACTORS

     Prospective investors in the Offered Securities should consider the following information (as well as the information set forth under 'Risk Factors' in the Prospectus), which identifies certain significant sources of risk affecting an investment in the Offered Securities.

ACQUISITION OF SUBSEQUENT HOME LOANS

     Variation in Credit Quality and Characteristics of Subsequent Home Loans. Any conveyance of Subsequent Home Loans is subject to the conditions set forth in the Sale and Servicing Agreement, which include, among others: (i) each Subsequent Home Loan must satisfy the representations and warranties applicable to the Initial Home Loans; (ii) the Transferor will not select Subsequent Home Loans in a manner that it believes is adverse to the interests of Securityholders, and (iii) as of the applicable Cut-Off Date, all of the Home Loans must satisfy certain statistical criteria set forth in the Sale and Servicing Agreement. The Subsequent Home Loans may have been originated or purchased by the Transferor using credit criteria different from those applied to the Initial Home Loans and may be of different credit quality and have different loan characteristics than the Initial Home Loans. After the transfer of the Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loan Pool may vary from those of the Initial Home Loans as described herein. See 'The Home Loan Pool -- Characteristics of Initial Home Loans,' and ' -- Conveyance of Subsequent Home Loans' herein.

     Effect of Prepayment from Pre-Funding Account. If the Pre-Funding Account Deposit has not been fully-applied to purchase Subsequent Home Loans by the end of the Funding Period, on the Payment Date following (i) the end of the Funding Period, if the Funding Period ends on or before the Determination Date in a month or (ii) the Due Period in which the Funding Period ends if the Funding Period ends after the Determination Date in a month, the amount remaining in the Pre-Funding Account (net of reinvestment income) will be applied to reduce the outstanding Class Principal Balance of each Class of Securities as described herein. In the event that such amount remaining in the Pre-Funding Account is substantial, Securityholders will receive a significant unanticipated payment of principal. See 'Description of the Transfer and Servicing Agreements -- Pre-Funding Account' herein.

PREPAYMENT AND YIELD CONSIDERATIONS

     The Home Loans may be prepaid in whole or in part at any time. However, a majority of the Home Loans require payment of a prepayment penalty in connection with any prepayment during the period set forth in the related debt instrument (ranging from the first through sixth year after origination) which, if not waived by the Servicer, may affect the rate of prepayment of the Home Loans. Loans similar to the Home Loans have been originated in significant volume only during the past few years, and the prepayment experience of the Home Loans cannot be predicted with certainty. The prepayment experience of the Home Loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with combined loan-to-value ratios at or below 100%.

     The yields to maturity on the Offered Securities will depend on (i) the rate and timing of reductions of the outstanding principal balances of the Offered Securities as a result of the receipt of payments of principal and interest on, and other principal reductions of the Home Loans (including scheduled payments, prepayments, delinquencies, liquidations, defaults, losses, substitutions, repurchases and modifications) and payment of Excess Spread, (ii) any reductions of the outstanding principal balances of the Offered Securities due to payment of amounts remaining on deposit in the Pre-Funding Account after termination of the Funding Period, (iii) the prices paid for the Offered Securities by investors, (iv) in the case of the Class M-1 and Class M-2 Notes, the application of Allocable Loss Amounts thereto and the repayment of Deferred Amounts in respect thereof as described herein and (v) the level of LIBOR from time to time while the Class A-1 Notes are outstanding. In the case of an Offered Security purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of an Offered Security purchased at a premium an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. On each Payment Date, until the Overcollateralization Amount is at least equal to the Required Overcollateralization Amount, the allocation of the Excess Spread for such Payment Date as an additional payment of principal on the Securities will, unless offset by losses and delinquencies, accelerate the amortization of the Securities relative to the amortization of the Home Loans; however, on the Overcollateralization Stepdown Date, the distribution of any Overcollateralization Reduction Amount to the holders of the Residual Interest, as described herein, can be expected to result in a slower amortization of the Securities and may delay principal payments to the Securityholders. In the event that principal payments are made to Securityholders as a result of prepayments, liquidations, repurchases and purchases of the Home Loans or payments of Excess Spread or amounts remaining in the Pre-Funding Account after the Pre-Funding Period, there can be no assurance that Securityholders will be able to reinvest such payments in a comparable alternative investment having a comparable yield. See 'Prepayment and Yield Considerations' herein.

     Because each Class of Subordinate Securities is subordinate in right of payment of interest and of principal, respectively, to each Class of Securities having a higher payment priority, and because Allocable Loss Amounts will be allocated to the Subordinate Securities (other than the Class A-7 Certificates) in inverse order of payment priority, the yields to maturity of the Class M-1 and Class M-2 Notes will be sensitive, in varying degrees, to delinquencies and losses on the Home Loans. As a result, holders of such Securities may incur a loss on their investments.

ADEQUACY OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Securities will be provided by (a) the subordination of (i) the Residual Interest and the Class B-2 Certificates to the Class A-7 and Class B-1 Certificates and the Notes, (ii) the B-1 Certificates to the Class A-7 Certificates and the Notes, (iii) the Class A-7 Certificates to the Notes, and (iv) the Class M-2 and Class M-1 Notes, respectively, to each Class of Notes having a higher payment priority and (b) the overcollateralization feature described herein. The Offered Securities are not insured by any financial guaranty insurance policy. If the Home Loans experience higher rates of delinquencies, defaults or losses than initially anticipated, there can be no assurance that the amounts available from the applicable credit enhancement will be adequate to cover the delays or shortfalls in payments that result from such higher delinquencies, defaults or losses. If the amounts available from the applicable credit enhancement are inadequate, Securityholders will bear the risk of any delays in payment and losses.

     The payment of Excess Spread to Securityholders in the manner specified herein is intended, first, to eliminate the principal undercollateralization (approximately 1%) that will exist on the Closing Date, and then to produce and maintain a particular level of overcollateralization. However, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. As a result of delinquencies and losses on the Home Loans, the amount of interest received on the Home Loans during any Due Period may be less than the amount of interest payable on the Securities on the related Payment Date. The Servicer will not advance delinquent payments. As a result, delinquencies and losses on the Home Loans may cause the aggregate principal balances of the Securities to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

     The holders of the Residual Interest will not be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements, including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Payment Date to pay all amounts then payable to Securityholders.

INITIAL PRINCIPAL UNDERCOLLATERALIZATION

     At the Closing Date, the aggregate principal balance of the Securities is expected to exceed the sum of the Initial Pool Principal Balance plus the Pre-Funding Account Deposit by approximately $3,150,000. Such initial principal undercollateralization is expected to be eliminated by the application of Excess Spread, which will then be applied to produce overcollateralization as described herein. There can be no assurance, however, that Excess Spread will be generated in sufficient amounts to eliminate such initial principal undercollateralization, or to do so within the period of time anticipated by investors.

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
ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE HOME LOANS

     As of the Initial Cut-Off Date, the weighted average combined loan-to-value ratio of the Initial Home Loans is approximately 113.40%, with approximately 86.72% of the Initial Pool Principal Balance consisting of Home Loans having combined loan-to-value ratios in excess of 100%. In addition, the Subsequent Mortgage Loans are expected to have the same or possibly higher combined loan-to-value ratios. Because the weighted average remaining term to maturity of the Initial Home Loans as of the Initial Cut-Off Date was approximately 243 months, the borrowers will not build equity in the related Mortgaged Properties through amortization of their Home Loans for a substantial period of time. The Mortgaged Properties, therefore, are highly unlikely to provide adequate security for the Home Loans. Even assuming that a Mortgaged Property provides adequate security for the related Home Loan, substantial delays could be encountered in connection with the liquidation of a Home Loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by the applicable credit enhancement. In addition, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Home Loan, any losses in connection with such Home Loan will be borne by Securityholders to the extent that the applicable credit enhancement is insufficient to absorb all such losses.

RECENT ORIGINATION OF INITIAL HOME LOANS

     None of the Initial Home Loans were more than 30 days delinquent in payment as of February 1, 1998. However, approximately 41.34% of the Initial Pool Principal Balance consists of Initial Home Loans that have a first scheduled monthly payment due date occurring after December 31, 1997, and it was therefore not possible for such Initial Home Loans to be more than 30 days delinquent in payment as of February 1, 1998. See ' -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- Limited Historical Delinquency, Loss and Prepayment Information' below.

HIGH COST LOANS

     The Home Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (such Home Loans, 'High Cost Loans'), if such Home Loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including the Trust, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescision rights if the appropriate disclosures were not given as required. The Transferor will represent that all Home Loans were originated in compliance with all applicable laws. See ' -- Limitations on Repurchase or Replacement of Defaulted Home Loans by Transferor' below.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON HOME LOANS

     Underwriting Guidelines. Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the borrower is the primary consideration in underwriting a Home Loan. The evaluation of the adequacy of the value of the related Mortgaged Property, together with the amount of liens senior to the lien of the Home Loan (i.e., the related 'combined loan-to-value ratio') is given less consideration in underwriting the Home Loans. See 'The Transferor and Servicer -- Underwriting Criteria' herein. The credit quality of some of the borrowers under the Home Loans is lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. See 'The Home Loan
Pool -- Characteristics of Initial Home Loans' herein. Consequently, the Home Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted Home Loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of the Home Loans are secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such Home Loans. See
' -- Adequacy of Credit Enhancement' above.

     Although the creditworthiness of the borrower is the primary consideration in the underwriting of the Home Loans, no assurance can be given that the creditworthiness of such borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Home Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less consideration in underwriting a Home Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgaged Property for a defaulted Home Loan. See ' -- Realization Upon Defaulted Home Loans' below.

     The Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending upon the date on which the Home Loans were originated or purchased by the Transferor, such Home Loans may have been originated or purchased by the Transferor pursuant to different underwriting requirements, and accordingly, certain Home Loans included in the Home Loan Pool may be of a different credit quality and have different loan characteristics than other Home Loans. To the extent that certain Home Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Home Loans originated or purchased pursuant to more stringent underwriting requirements.

     No Servicer Delinquency Advances. In the event of a delinquency or a default on a Home Loan, the Servicer will not have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. As a result, the amount of principal and interest received on the Home Loans during any particular Due Period may be less than the amount of principal and interest payable on the Securities on the related Payment Date. See 'Description of the Transfer and Servicing Agreements -- Servicing' herein.

     Relocation and Reloading of Debt. With respect to Home Loans with combined loan-to-value ratios near or in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to pay off the Home Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Home Loans could experience higher rates of delinquencies, defaults and losses. With respect to Home Loans the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Home Loans.

     Acquisitions from Third Parties. A significant portion of the Home Loans will have been acquired by the Transferor through purchases from a network of correspondent lenders or through a portfolio acquisition program. See 'The Home Loan Pool -- General' herein. All of such Home Loans will have been reviewed for compliance with the Transferor's underwriting guidelines and if not underwritten by the Transferor, then re-underwritten or audited by the Transferor. The Transferor may have acquired certain Home Loans from an originator that, at the time of origination, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs. Such Home Loans may be subject to a higher incidence of delinquency or default.

     Limited Historical Delinquency, Loss and Prepayment Information. At December 31, 1997, the Servicer's servicing portfolio, which includes loans other than conventional loans, was $1,001,011,322. Since May 1996, the Servicer has substantially increased the volume of conventional home loans that it has originated, purchased sold and/or serviced, and thus, it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these conventional home loans, with respect to its portfolio of loans and in particular with respect to such increased volume. Accordingly, the delinquency experience and loan loss and liquidation experience set forth under 'The Transferor and Servicer -- Servicing Experience' herein is unlikely to be indicative of the performance of the Home Loans. There can be no assurance that the performance of the Home Loans will be consistent with industry experience for similar types of loans. Prospective investors should make their investment determination based on the Home Loan underwriting criteria, the applicable credit enhancement described herein, the characteristics of the Initial Home Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein. Such lack of historical information may make it more

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
difficult to analyze the future performance of the Home Loans and may affect the market value or liquidity of the Offered Securities relative to comparably rated securities backed by loans for which more historical information is available.

     Geographic Concentration. Approximately 30.80% of the Initial Home Loans either are secured by Mortgaged Properties located or have the related borrowers residing in the State of California. Because of the relative geographic concentration of Mortgaged Properties and borrowers within California, delinquencies and losses on the Home Loans may be higher than would be the case if the Home Loans were more geographically diversified. Adverse economic conditions in California (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments and, accordingly, the actual rates of delinquencies, defaults and losses on such Home Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, Mortgaged Properties located in California may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in the California residential real estate market may adversely affect the values of Mortgaged Properties located in California such that the outstanding principal balances of such Home Loans, together with the outstanding principal amount of any senior liens on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. Accordingly, the rates of defaults and losses on such Home Loans secured by Mortgaged Properties located in California could be higher than those experienced in the home lending and consumer finance industry in general.

     Dependence on Servicer for Servicing Home Loans. Upon the Servicer's failure to remedy an Event of Default under the Sale and Servicing Agreement, a majority of the Securityholders or the Indenture Trustee or the Owner Trustee may remove the Servicer and appoint a successor servicer. Absent such a replacement, Securityholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee the funds from the payments of principal and interest received on the Home Loans. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Home Loans. Such principal and interest payments are the only source of funds for the payments due to Securityholders. See 'The Transferor and Servicer -- Servicing Experience' herein.

     Realization Upon Defaulted Home Loans. Substantially all of the Home Loans are secured by junior liens, and the loans secured by the related senior liens are not included in the Home Loan Pool. Adequate funds will generally not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the indebtedness secured by the related senior lien(s) and the related Home Loan. See 'Risk Factors -- Property Values may be Insufficient' in the Prospectus. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens and based upon a determination that the realization from a defaulted junior lien Home Loan may not be an economically viable alternative, the Servicer will not, in most cases, (i) pursue the foreclosure of a defaulted junior lien Home Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the related Mortgaged Property, or (iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or to make payments due to the senior mortgagee(s). See 'Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens' in the Prospectus. The Servicer may pursue alternative methods of realizing proceeds from defaulted junior lien Home Loans or modification of such Home Loans, including the abatement of accrued interest or the reduction of a portion of the outstanding Principal Balances. Because substantially all of the Home Loans will have combined loan-to-value ratios at the time of origination near or in excess of 100%, losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses). In fact, no assurance can be given that any proceeds will be recovered from the liquidation of defaulted Home Loans.

     Economic Conditions. For the limited period of time during which loans in the nature of the Home Loans have been originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Home Loans; however, because of lenders' limited experience with loans similar to the Home Loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the Home Loans. Because borrowers under the Home Loans generally have little or no equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and defaults could result in substantial losses to holders of Securities, in particular the Subordinate Securities. See ' -- Adequacy of the Mortgaged Properties as Security for the Home Loans' and ' -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' above and 'Prepayment and Yield Considerations' herein.

     Other Legal Considerations. The underwriting, origination, servicing and collection of the Home Loans are subject to a variety of state and federal laws and regulations. For example, the U.S. District Court for the Eastern District of Virginia recently stated that federal law prohibits lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. The Transferor will be required to repurchase or replace any Home Loan that did not comply as of the date of its assignment to the Trust with applicable state and federal laws and regulations. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws and regulations may limit the ability of the Servicer to collect all or part of the principal or interest due on the Home Loans, may entitle a borrower to a refund of amounts previously paid or a rescission of the related Home Loan, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest due on any Home Loan because of a violation of the aforementioned laws and regulations (and such Home Loan is not repurchased by the Transferor as a Defective Home Loan), any related delays or losses not covered by the available credit enhancement will be borne by Securityholders. In addition, if damages are assessed against the Servicer or the Transferor, such violations may materially impact the financial ability of the Servicer to continue to act in such capacity or the ability of the Transferor to repurchase or replace Home Loans as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Home Loans that materially and adversely affects the interests of the Securityholders in such Home Loans (the 'Defective Home Loans'). See ' -- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor' below and 'Risk
Factors -- Consumer Protection Laws may Affect Loans' in the Prospectus.

     The National Bankruptcy Review Commission (the 'Bankruptcy Commission'), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the United States Bankruptcy Code (the 'Bankruptcy Code'), recently delivered its report to the President and Congress. The Bankruptcy Commission recommends in its report that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the value of the mortgaged property at the date of origination. If such change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Home Loans would likely be treated as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Home Loans, and the likelihood that the Trust would recover any amounts in respect of the related Home Loans would be remote. The Bankruptcy Commission's recommendations are advisory only; any change in the Bankruptcy Code must be effected through Congressional action.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE HOME LOANS BY TRANSFEROR

     The Transferor will agree to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Sale and Servicing Agreement with respect to the Home Loans. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Home Loans from the Trust or substitute other loans. Although a significant portion of the Home Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the same representations and warranties for all Home Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trust, on behalf of the Securityholders, as the successors to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Home Loan in breach of the applicable representations and warranties made by such party. Such representations generally will be made as of the date of acquisition by the Transferor and not as of the Closing Date. For a summary description of the Transferor's representations and warranties, see 'The Agreements -- Assignment of Primary Assets -- Repurchase and Substitution of Non-Conforming Primary Assets' in the Prospectus.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing Defective Home Loans as described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Home Loans will repurchase any Defective Home Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective home loans from any other series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including, without limitation, the termination of borrowing arrangements that provide funding for its operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor does not repurchase or replace a Defective Home Loan, and if applicable, an unaffiliated lender does not repurchase or replace a Defective Home Loan it sold to the Transferor, then the Servicer, on behalf of the Trust, will make other customary and reasonable efforts to recover the maximum amount possible with respect to such Defective Home Loan, and any resulting delay or loss will be borne by the available credit enhancement or by Securityholders. See ' -- Adequacy of Credit Enhancement' above and 'The Transferor and Servicer' herein.

TRANSFEROR'S (AND SERVICER'S) FINANCING ARRANGEMENTS

     As a result of the Transferor's increasing volume of loan originations and purchases and its securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from borrowings under the Transferor's arrangements with certain third parties, including warehouse and term credit facilities with an affiliate of Residential Funding Securities Corporation, one of the underwriters of the Offered Securities offered hereby. See 'The Transferor and Servicer' and 'Underwriting' herein. There can be no assurance that as the Transferor's existing borrowing arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that the Transferor is unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Home Loans and to repurchase or replace any Defective Home Loans.

                                USE OF PROCEEDS

     The proceeds from the sale of the Securities, net of certain expenses, will be used by the Depositor for the purchase of the Initial Home Loans from the Transferor and to fund the Pre-Funding Account and the Capitalized Interest Account. The Transferor in turn will use such proceeds from the sale of the Initial Home Loans to repay certain indebtedness under warehouse financing arrangements that have been utilized to finance the acquisition of such Initial Home Loans and are secured by such Initial Home Loans. See 'Underwriting' herein.

                            DESCRIPTION OF THE TRUST

GENERAL

     The Issuer, Master Financial Asset Securitization Trust 1998-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and collecting principal and interest on the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities and the Residual Interest, (iii) making payments on the Securities and in respect of the Residual Interest, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Certificates represent undivided ownership interests in the Trust. The Residual Interest will represent the residual interest in the assets of the Trust. It is expected that approximately 50% of the Residual Interest will be held by an affiliate of Residential Funding Securities Corporation and the other 50% of the Residual Interest will be held by MFI Residual Holdings Corp., a wholly-owned subsidiary of the Transferor. After the Closing Date, the holders of the Residual Interest may sell the Residual Interest acquired by each of them.

     On the Closing Date, the Trust will purchase Home Loans (the 'Initial Home Loans') having an aggregate principal balance of approximately $239,267,045 (the 'Initial Pool Principal Balance') as of February 1, 1998, from the Depositor pursuant to a Sale and Servicing Agreement to be dated as of February 1, 1998 (as amended and supplemented from time to time, the 'Sale and Servicing Agreement'), among the Trust, the Depositor, the Transferor, the Servicer, the Co-Owner Trustee and the Indenture Trustee. In addition, on the Closing Date, the Depositor is expected to deposit approximately $75,732,955 (the 'Pre-Funding Account Deposit') into the Pre-Funding Account for the purchase of Subsequent Home Loans during the Funding Period. The Initial Pool Principal Balance and the Pre-Funding Account Deposit may vary as described herein. The sum of the aggregate principal balance of the Initial Home Loans and the amount expected to be deposited into the Pre-Funding Account on the Closing Date equals $315,000,000.

     The assets of the Trust will primarily consist of Home Loans, which will be secured by Mortgages. See 'The Home Loan Pool' herein. The assets of the Trust will also include (i) payments of interest and principal in respect of the Home Loans received after the applicable Cut-Off Date; (ii) amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account; (iii) amounts on deposit in the Collection Account, Note Payment Account and Certificate Distribution Account; and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Trust will include the unpaid principal balance of each Home Loan as of its related Cut-Off Date (the 'Cut-Off Date Principal Balance'). The 'Principal Balance' of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero. With respect to any date, the 'Pool Principal Balance' will be equal to the aggregate Principal Balances of all Home Loans as of such date.

     The Servicer will service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement (as defined herein) and the Trust Agreement, the 'Transfer and Servicing Agreements') and will be compensated for such services as described under 'Description of the Transfer and Servicing Agreements -- Servicing' herein.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under ' -- The Owner Trustee and Co-Owner Trustee.'

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

     Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-00001.

     Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by The Bank of New York, in its capacity as Co-Owner Trustee, including maintaining the Certificate Distribution Account and making distributions therefrom.

     The Bank of New York and the Servicer will also perform certain additional administrative functions on behalf of the Trust pursuant to the terms of an administration agreement (the 'Administration Agreement') among the Trust, The Bank of New York and the Servicer.

                               THE HOME LOAN POOL

GENERAL

     The Home Loan Pool will consist of the Initial Home Loans together with any Subsequent Home Loans conveyed to the Trust during the Funding Period. All of the Home Loans will be Conventional Loans. The Home Loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out or other consumer purposes. Substantially all of the Mortgages for the Home Loans will be junior in priority to senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

     'Combined loan-to-value ratio' or 'CLTV' means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of such Home Loan (determined as described herein under 'The Transferor and the Servicer -- Underwriting Criteria').

     Generally, the Home Loans will have been originated or acquired by the Transferor in one of three ways: (i) the wholesale purchase of loans, on a flow basis, originated by unaffiliated lenders, as correspondents ('correspondent originations'), including delegated underwriting correspondents; (ii) the origination of loans directly to consumers, including but not limited to solicitations through advertising and telemarketing ('direct originations'); or
(iii) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ('portfolio acquisitions'). All of the Home Loans will have been underwritten, re-underwritten or audited to determine whether such Home Loans comply with the underwriting standards of the Transferor.

     For a description of the underwriting criteria applicable to the Home Loans, see 'The Transferor and Servicer -- Underwriting Criteria' herein. All of the Home Loans will have been originated or acquired by the Transferor and sold by the Transferor to the Depositor and, pursuant to the Sale and Servicing Agreement and the Subsequent Transfer Agreements, the Depositor will sell the Home Loans to the Trust. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Noteholders. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Loans on or after (i) the February 1, 1998, Cut-Off Date with respect to the Initial Home Loans and
(ii) the related Cut-Off Date with respect to the Subsequent Home Loans.

PAYMENTS ON THE HOME LOANS

     The Initial Home Loans will, and the Subsequent Home Loans are expected to, have scheduled monthly payment dates that occur throughout a month. Each Home Loan bears interest at a fixed rate (the 'Home Loan Rate'). Interest on the Initial Home Loans will, and interest on the subsequent Home Loans is expected to, accrue on either an 'actuarial interest' method or a 'simple interest' method. No Home Loan will provide for deferred interest or negative amortization.

     The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on such a Home Loan received either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Home Loan.

     The simple interest method provides for the amortization of the amount of a Home Loan over a series of equal scheduled payments. However, unlike the monthly actuarial interest method, each scheduled payment will be applied to interest calculated on the basis of the outstanding principal balance of the related Home Loan, the Home Loan Rate and the period elapsed since the preceding payment of principal was made. As payments are received on the Home Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a Home Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on such a Home Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, in certain states a late charge may be imposed with respect to the past due amount.

     With respect to a Home Loan on which interest accrues pursuant to the simple interest method, if a payment is received on such Home Loan less than one month after the previous payment, more of such payment will be used on the related Payment Date to pay principal on the Securities than if such payment was received as scheduled. If a payment is received on such Home Loan more than one month after the previous payment, less of such payment will be used on the related Payment Date to pay principal on the Securities than if such payment was received as scheduled. This allocation will not affect the total amount of principal due over the life of a Home Loan, but it may affect the weighted average lives of the Securities. See 'Prepayment and Yield Considerations' herein.

     Substantially all of the Home Loans are expected to provide for a schedule of payments that will be, if paid, sufficient to fully amortize the principal balance of the related Home Loan on or before its maturity date. However, it is expected that for a de minimis amount of the Home Loans, during a temporary period the Monthly Payments received thereon were applied in a manner that reduced the rate of principal amortization. As a result, each such Home Loan may have an unpaid principal amount on its scheduled maturity date (assuming no prepayments) of greater than 1 time and not more than 6 times the related Monthly Payment.

CHARACTERISTICS OF INITIAL HOME LOANS

     Set forth below is certain statistical information regarding characteristics of the Initial Home Loans expected to be included in the Home Loan Pool as of the date of this Prospectus Supplement. This description does not take into account any Subsequent Home Loans that may be added to the Home Loan Pool during the Funding Period. Prior to the Closing Date, the Transferor may remove any of the Initial Home Loans intended for inclusion in the Home Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; provided, however, that the aggregate principal balance of Initial Home Loans so removed, replaced or added will not exceed 5% of the Initial Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the Initial Home Loans expected to be included in the Home Loan Pool may vary in certain respects from comparable information based on the actual composition of the Initial Home Loans included in the Home Loan Pool at the Closing Date. In addition, after the February 1, 1998 Cut-Off Date, the characteristics of the actual Home Loan Pool may vary from the information below due to a number of factors particularly the purchase of Subsequent Home Loans after the Closing Date. See ' -- Conveyance of Subsequent Home Loans' below. A schedule of the Initial Home Loans included in the Home Loan Pool as of the Closing Date will be attached to the Sale and Servicing Agreement. A current report on Form 8-K containing a description of the Home Loans included in the final Home Loan Pool as of the end of the Funding Period will be filed with the Commission.

     The Initial Home Loans expected to be included in the Home Loan Pool will consist of approximately 6,194 loans having an Initial Pool Principal Balance of approximately $239,267,045.

     As of the Initial Cut-off Date, a majority of the Initial Home Loans were High Cost Loans.

     Except as provided above, the Initial Home Loans are expected to have the approximate characteristics set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following table may not equal the totals shown due to rounding.

     Wherever reference is made in this Prospectus Supplement to a percentage of the Initial Home Loans, such percentage is determined (unless otherwise specified) on the basis of the Initial Pool Principal Balance.

                                HOME LOAN RATES

                                                                                   AGGREGATE        PERCENT OF TOTAL
                           RANGE OF                              NUMBER OF         PRINCIPAL          BY AGGREGATE
                     HOME LOAN RATES (%)                         HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
 9.001 to 10.000..............................................         24       $     695,361.24            0.29%
10.001 to 11.000..............................................         74           2,392,659.39            1.00
11.001 to 12.000..............................................        416          16,058,078.15            6.71
12.001 to 13.000..............................................      1,348          57,724,680.27           24.13
13.001 to 14.000..............................................      1,608          66,265,435.14           27.70
14.001 to 15.000..............................................      1,391          53,587,293.26           22.40
15.001 to 16.000..............................................        940          30,822,077.47           12.88
16.001 to 17.000..............................................        316           9,746,273.64            4.07
17.001 to 18.000..............................................         64           1,680,980.31            0.70
18.001 to 19.000..............................................         12             269,307.54            0.11
19.001 to 20.000..............................................          1              24,899.00            0.01
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average Home Loan Rate of the Initial Home Loans as of the Initial Cut-Off Date was approximately 13.94% per annum.

                           CURRENT PRINCIPAL BALANCES

                                                                                   AGGREGATE        PERCENT OF TOTAL
                    RANGE OF CUT-OFF DATE                        NUMBER OF         PRINCIPAL          BY AGGREGATE
                    PRINCIPAL BALANCES ($)                       HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
       Up to  10,000.00.......................................         52       $     455,389.29            0.19%
10,000.01 to  20,000.00.......................................        603          10,140,785.29            4.24
20,000.01 to  30,000.00.......................................      1,585          41,081,331.81           17.17
30,000.01 to  40,000.00.......................................      1,642          57,859,686.51           24.18
40,000.01 to  50,000.00.......................................      1,198          55,945,297.76           23.38
50,000.01 to  60,000.00.......................................        467          25,955,977.52           10.85
60,000.01 to  70,000.00.......................................        264          17,251,938.96            7.21
70,000.01 to  80,000.00.......................................        284          21,183,587.18            8.85
80,000.01 to  90,000.00.......................................         31           2,676,147.44            1.12
90,000.01 to 100,000.00.......................................         68           6,716,903.65            2.81
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The average principal balance of the Initial Home Loans as of the Initial Cut-Off Date was approximately $38,628.84.

                        ORIGINAL LOAN PRINCIPAL BALANCES

                                                                                   AGGREGATE        PERCENT OF TOTAL
                 RANGE OF PRINCIPAL BALANCES                     NUMBER OF         PRINCIPAL          BY AGGREGATE
                      AT ORIGINATION ($)                         HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
       Up to  10,000.00.......................................         44       $     449,271.89            0.19%
10,000.01 to  20,000.00.......................................        600           9,984,474.73            4.17
20,000.01 to  30,000.00.......................................      1,591          41,111,904.59           17.18
30,000.01 to  40,000.00.......................................      1,640          57,740,587.05           24.13
40,000.01 to  50,000.00.......................................      1,202          56,080,880.81           23.44
50,000.01 to  60,000.00.......................................        466          25,889,656.16           10.82
60,000.01 to  70,000.00.......................................        264          17,206,934.18            7.19
70,000.01 to  80,000.00.......................................        286          21,250,399.79            8.88
80,000.01 to  90,000.00.......................................         33           2,836,032.56            1.19
90,000.01 to 100,000.00.......................................         68           6,716,903.65            2.81
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The average principal balance of the Initial Home Loans at origination was approximately $38,799.52.

                          REMAINING TERMS TO MATURITY

                                                                                   AGGREGATE        PERCENT OF TOTAL
                      RANGE OF REMAINING                         NUMBER OF         PRINCIPAL          BY AGGREGATE
                  TERM TO MATURITY (MONTHS)                      HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
 Up to  30....................................................          1       $      20,000.00            0.01%
 31 to  60....................................................         58           1,317,280.80            0.55
 61 to  90....................................................          4              92,951.82            0.04
 91 to 120....................................................        481          12,919,567.67            5.40
121 to 150....................................................          6             184,224.60            0.08
151 to 180....................................................      1,745          60,973,615.88           25.48
181 to 210....................................................          3              61,908.39            0.03
211 to 240....................................................      1,269          50,164,987.94           20.97
241 to 270....................................................          3             119,364.58            0.05
271 to 300....................................................      2,622         113,328,420.61           47.36
301 or more...................................................          2              84,723.12            0.04
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average remaining term to maturity of the Initial Home Loans as of the Initial Cut-Off Date was approximately 243 months.

                            MONTHS SINCE ORIGINATION

                                                                                   AGGREGATE        PERCENT OF TOTAL
                       RANGE OF MONTHS                           NUMBER OF         PRINCIPAL          BY AGGREGATE
                      SINCE ORIGINATION                          HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
 0 to 1.......................................................        968       $  38,435,184.70           16.06%
 2 to 12......................................................      5,087         197,826,966.10           82.68
13 to 24......................................................        123           2,761,871.92            1.15
25 to 36......................................................         11             153,007.00            0.06
37 or more....................................................          5              90,015.69            0.04
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average number of months since origination of the Initial Home Loans as of the Initial Cut-Off Date was approximately 3 months.

                            GEOGRAPHIC CONCENTRATION

                                                                                   AGGREGATE        PERCENT OF TOTAL
                                                                 NUMBER OF         PRINCIPAL          BY AGGREGATE
                            STATE                                HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
Alaska........................................................         25       $   1,123,982.41            0.47%
Arizona.......................................................        273           9,777,244.29            4.09
Arkansas......................................................         23             651,615.94            0.27
California....................................................      1,812          73,702,266.64           30.80
Colorado......................................................        158           6,589,865.16            2.75
Connecticut...................................................        137           5,464,135.43            2.28
Delaware......................................................         12             486,801.21            0.20
District of Columbia..........................................          8             334,023.38            0.14
Florida.......................................................        316          11,276,418.26            4.71
Hawaii........................................................         13             803,361.36            0.34
Idaho.........................................................         71           2,625,033.23            1.10
Illinois......................................................          1              18,521.68            0.01
Indiana.......................................................        128           4,346,514.95            1.82
Iowa..........................................................         37           1,264,086.88            0.53
Kansas........................................................         55           2,172,252.24            0.91
Kentucky......................................................         51           1,794,059.60            0.75
Louisiana.....................................................         62           1,994,647.81            0.83
Maryland......................................................        325          13,392,286.67            5.60
Massachusetts.................................................         76           2,924,879.20            1.22
Michigan......................................................        523          17,218,519.77            7.20
Minnesota.....................................................         58           1,995,549.42            0.83
Mississippi...................................................          5             121,463.94            0.05
Missouri......................................................        131           4,447,300.18            1.86
Montana.......................................................         24             851,249.84            0.36
Nebraska......................................................         10             437,787.57            0.18
Nevada........................................................        254          10,616,893.34            4.44
New Hampshire.................................................          9             266,085.13            0.11
New Jersey....................................................          2              74,821.99            0.03
New Mexico....................................................         57           1,822,659.96            0.76
New York......................................................        109           4,734,390.53            1.98
North Carolina................................................        127           4,036,722.94            1.69
Ohio..........................................................          2              59,208.11            0.02
Oklahoma......................................................        118           4,091,972.69            1.71
Oregon........................................................        164           6,784,317.51            2.84
Pennsylvania..................................................        109           4,131,753.18            1.73
Rhode Island..................................................         39           1,383,059.75            0.58
South Carolina................................................         23             776,252.21            0.32
South Dakota..................................................          1              49,955.82            0.02
Tennessee.....................................................         53           1,867,973.23            0.78
Utah..........................................................         95           4,004,656.16            1.67
Virginia......................................................        271          10,921,673.56            4.56
Washington....................................................        334          14,046,451.92            5.87
West Virginia.................................................          1              39,722.75            0.02
Wisconsin.....................................................         76           3,063,799.92            1.28
Wyoming.......................................................         16             680,807.65            0.28
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

                                 CREDIT SCORES

                                                                                   AGGREGATE        PERCENT OF TOTAL
                                                                 NUMBER OF         PRINCIPAL          BY AGGREGATE
                        CREDIT SCORES                            HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
600 to 619....................................................         99       $   2,549,054.43            1.07%
620 to 639....................................................      1,010          34,971,647.08           14.62
640 to 659....................................................      1,297          50,233,155.76           20.99
660 to 679....................................................      1,330          53,263,450.98           22.26
680 to 699....................................................      1,153          49,996,649.41           20.90
700 to 719....................................................        688          26,148,956.89           10.93
720 to 739....................................................        331          12,179,858.87            5.09
740 to 759....................................................        179           6,469,861.25            2.70
760 to 779....................................................         83           2,593,391.43            1.08
780 to 799....................................................         24             861,019.31            0.36
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average Credit Score of the Initial Home Loans as of the Initial Cut-Off Date was approximately 674.

                             DEBT-TO-INCOME RATIOS

                                                                                   AGGREGATE        PERCENT OF TOTAL
                           RANGE OF                              NUMBER OF         PRINCIPAL          BY AGGREGATE
                    DEBT-TO-INCOME RATIOS                        HOME LOANS         BALANCE         PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
   Up to 20.00................................................         64       $   2,101,697.76            0.88%
20.01 to 25.00................................................        261           8,952,142.47            3.74
25.01 to 30.00................................................        583          20,305,416.89            8.49
30.01 to 35.00................................................      1,020          36,938,902.44           15.44
35.01 to 40.00................................................      1,429          54,169,355.67           22.64
40.01 to 45.00................................................      1,808          70,720,522.44           29.56
45.01 to 50.00................................................      1,029          46,079,007.74           19.26
                                                                 ----------    -----------------         -------
     Total....................................................      6,194       $ 239,267,045.41          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average debt-to-income ratio of the Initial Home Loans as of the Initial Cut-Off Date was approximately 38.70%.

CONVEYANCE OF SUBSEQUENT HOME LOANS

     Under the Sale and Servicing Agreement, the obligation of the Trust to purchase Subsequent Home Loans is subject to certain requirements including: (i) such Subsequent Home Loans may not be 31 or more days contractually delinquent as of the related Cut-Off Date; (ii) the original term to stated maturity of such Subsequent Home Loans may not exceed 25 years, and the scheduled maturity may not be later than May 31, 2023; (iii) each such Subsequent Home Loan will have an interest rate of not less than 10.2575%; (iv) such Subsequent Home Loans will be underwritten, re-underwritten or audited, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time (see 'The Transferor and Servicer -- Underwriting Criteria') or originated in a manner similar to the Initial Home Loans; and (v) following the purchase of such Subsequent Home Loans by the Trust, the Home Loans included in the Home Loan Pool are expected to have a weighted average interest rate, a weighted average remaining term to maturity, a weighted average credit score, a weighted average combined loan-to-value ratio and geographical concentration as of each respective Cut-Off Date comparable to those of the Initial Home Loans included in the initial Home Loan Pool. Following the transfer of such Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loans then held in the Home Loan Pool may, and likely will, vary from those of the Initial Home Loans included in the Initial Home Loan Pool. See 'Risk
Factors -- Acquisition of Subsequent Home Loans' herein.

                                 THE DEPOSITOR

     Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') is a Delaware corporation organized in 1995. The Depositor was formed as a limited purpose finance company to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables pass-through certificates, or participations or certificates of participation or beneficial ownership.

     The Depositor will acquire from the Transferor all of its right, title and interest in and to the Home Loans. In turn, the Depositor will sell the Home Loans to the Trust pursuant to the Sale and Servicing Agreement for the benefit of the Securityholders.

                          THE TRANSFEROR AND SERVICER

GENERAL

     Master Financial, Inc., a California corporation, was organized in 1981. Master Financial, Inc., in its capacity as Transferor, will transfer the Home Loans to the Depositor. Master Financial, Inc., in its capacity as Servicer, also will service the Home Loans under the Sale and Servicing Agreement. Master Financial, Inc. is primarily engaged in the business of originating, purchasing, underwriting, selling and/or servicing loans including property improvement, debt consolidation and other consumer loans. Master Financial, Inc.'s executive offices are located in Orange, California.

     Although Master Financial, Inc. is not an affiliate of Residential Funding Securities Corporation, Master Financial, Inc. has a lending arrangement with an affiliate of Residential Funding Securities Corporation, and in connection therewith, such affiliate has the right to acquire an equity interest in Master Financial, Inc. in accordance with specified terms and conditions. See 'Underwriting.'

     As of December 31, 1997, the Transferor employed 260 persons, including 72 persons who work in loan servicing and collections. As of December 31, 1997, Master Financial, Inc. administered and serviced approximately $1,001,011,322 in principal balance of property improvement, debt consolidation and other consumer loans. See 'Risk Factors -- Limitations on Liquidity of Transferor and Servicer' herein. As of June 30, 1997, Master Financial, Inc. had total shareholder equity of $16,217,600 and total assets of $161,679,842.

UNDERWRITING STANDARDS

     The following is a brief description of the various underwriting standards and procedures applicable to the Home Loans originated by Master Financial, Inc.

     MASTER FINANCIAL, INC.

     Generally, the underwriting standards of Master Financial, Inc. with respect to the mortgage loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related mortgage loan.

     In many cases, Home Loans will have been made to borrowers that typically have limited access to mortgage financing because of insufficient home equity value. In addition, in some cases, Home Loans will have been made to borrowers that typically have limited access to mortgage financing because of high ratios of debt to income and unfavorable credit experience. With respect to home loans originated or purchased by Master Financial, Inc. the collection of loan payments from the related borrowers is subject to various risks from these borrowers, including without limitation the risk that a borrower will not satisfy its debt service payments, including payments of interest and principal on the related loan, and that the realizable value of the related mortgaged property will not be sufficient to repay the outstanding interest and principal owed on the loan. Master Financial, Inc. uses its own credit evaluation criteria to classify the borrowers of mortgage loans by risk class as 'A+' through 'B' grade credits. These criteria include, as a significant component, the credit score of the prospective borrower (as determined based on a credit scoring model utilized by Master Financial, Inc.). Additional criteria include the borrower's debt-to-income ratio, mortgage credit history and consumer credit history. Under Master Financial, Inc.'s underwriting standards, the most important credit characteristic is the borrower's overall credit performance, including the borrower's credit score and debt-to-income ratio.

     Master Financial, Inc. relies on a number of guidelines to assist underwriters in the credit review and decision process. Such underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written and oral verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     The underwriting standards require the mortgage loans originated or purchased by Master Financial, Inc. to have been fully documented. A prospective borrower is required to fill out a detailed application providing pertinent credit information.

     In determining the adequacy of the mortgaged property as collateral for a mortgage loan originated or purchased by the Transferor, Master Financial, Inc. requires a FNMA drive-by appraisal, a uniform residential appraisal report completed within the last 12 months, a statistical property valuation based on comparative properties, a HUD-1/HUD-1A on the purchase transaction of the mortgaged property completed within the last 12 months or a tax assessment provided by the title company. The Home Loans originated or purchased by Master Financial, Inc. and included in the Home Loan Pool generally were originated subject to a maximum CLTV of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of such Home Loans. There can be no assurance that the CLTV or the debt-to-income ratio for any Home Loan will not increase from the levels established at origination.

VARIATIONS

     The underwriting standards of Master Financial, Inc. with respect to mortgage loans originated or purchased by it may be varied in appropriate cases. There can be no assurance that every Home Loan in the Home Loan Pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Home Loans will be equivalent under all circumstances.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

     The Transferor will have the option after the Closing Date either to repurchase any Home Loan incident to foreclosure or default or to remove such Home Loan and substitute a Qualified Substitute Home Loan therefor. The Transferor will also be obligated either to repurchase any Defective Home Loan or to remove such Defective Home Loan and substitute a Qualified Substitute Home Loan (as defined below). The repurchase of any Home Loan (rather than the replacement thereof through substitution) will result in accelerated principal payments on the Securities. See 'Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets' in the Prospectus.

     The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Home Loan, or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan at a price (the 'Purchase Price') equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the Due Date in the most recent Due Period computed at the applicable Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Transferor may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s), the Transferor will also remit for payment to the Securityholders an amount (a 'Substitution Adjustment') equal to such shortfall, which will result in a prepayment of principal on the Securities for the amount of such shortfall. As used herein, a

'Qualified Substitute Home Loan' is a home loan that (i) has an interest rate that differs from the Home Loan Rate for the Defective Home Loan it replaces (each, a 'Deleted Home Loan') by no more than one percentage point, (ii) matures not more than one year later than and not more than one year earlier than the Deleted Home Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date, (iv) has a lien priority no lower than the Deleted Home Loan, (v) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Home Loans, and (vi) has a borrower with a comparable credit grade classification to that of the borrower under the Deleted Home Loan; provided, that with respect to a substitution of multiple loans, items (i), (ii), (iii) and (vi) above may be considered on an aggregate or weighted average basis.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for Defective Home Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation the termination of borrowing arrangements that provide funding for its operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, any resulting loss will be borne by Securityholders to the extent that such loss is not otherwise covered by amounts available from the applicable credit enhancement. See 'Risk Factors -- Adequacy of Credit Enhancement' and ' -- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor' herein.

SERVICING EXPERIENCE

     Since May 1996, the Servicer has substantially increased the volume of conventional home loans that it has originated, purchased, sold and/or serviced. The Servicer has limited historical data with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of the conventional loans included in its portfolio of loans. See 'Prepayment and Yield Considerations' herein. Accordingly, the delinquency experience and loan default and loss experience set forth below is unlikely to be indicative of the performance of the Home Loans included in the Home Loan Pool.

                             DELINQUENCY EXPERIENCE

                                                         AS OF            AS OF
                                                     DECEMBER 31,     DECEMBER 31,
                DELINQUENCY DATA                         1997             1996
-------------------------------------------------   ---------------   -------------
Delinquencies in Serviced Loan Portfolio(1):
     31-60 days..................................        0.84%            1.14%
     61-90 days..................................        0.43%            0.54%
     91 days and over............................        1.18%            1.03%
                                                         ----             ----
          Total Delinquencies....................        2.45%            2.71%
                                                         ----             ----
                                                         ----             ----
Title 1 Claims Pending/In Process................        0.38%            0.82%
          Grand Total............................        2.83%            3.53%
                                                         ----             ----
                                                         ----             ----
Serviced Loan Portfolio..........................   $1,001,011,322    $274,209,481

------------

(1) As a percentage of the total loans serviced (by Principal Balance).

     Although the preceding table indicates that Master Financial, Inc. has experienced declining rates of delinquency on its serviced loan portfolio as a whole, such rates have actually been increasing on a pool-by-pool basis. There can be no assurance that such rates will not continue to increase. THE OVERALL DECLINE IN THE RATE OF DELINQUENCY OF LOANS IN MASTER FINANCIAL, INC.'S SERVICING PORTFOLIO IS PRIMARILY A RESULT OF THE INCREASED VOLUME OF LOANS ORIGINATED AND SERVICED BY MASTER FINANCIAL, INC. BECAUSE MASTER FINANCIAL, INC. CALCULATES ITS DELINQUENCY, DEFAULT AND LOSS RATES BY DIVIDING THE DOLLAR AMOUNT OF DELINQUENT OR DEFAULTED

LOANS IN ITS SERVICING PORTFOLIO ON ANY DATE BY THE TOTAL DOLLAR AMOUNT OF THE SERVICING PORTFOLIO ON SUCH DATE, THE ADDITION OF MORE RECENTLY ORIGINATED LOANS WITH SHORTER PAYMENT HISTORIES HAS THE EFFECT OF REDUCING THE OVERALL RATES OF DELINQUENCY, DEFAULT AND LOSS.

     Because delinquencies and losses may occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current servicing portfolio can understate the risk of future delinquencies, losses of foreclosures. There is no assurance that the delinquency, foreclosure and loss experience with respect to the Home Loans will be comparable to the experience reflected above for assets originated and serviced by Master Financial, Inc. or its affiliates. The actual rates of delinquencies, foreclosures and losses on the Home Loans, particularly in periods during which the value of the related mortgaged properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Home Loans will be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See 'Risk Factors -- Prepayment and Yield Considerations' and ' -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' herein.

                       DESCRIPTION OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Securities will be provided by (a) the subordination of (i) the Residual Interest and the Class B-2 Certificates to the Class A-7 and Class B-1 Certificates and the Notes, (ii) the B-1 Certificates to the Class A-7 Certificates and the Notes, (iii) the Class A-7 Certificates to the Notes and (iv) the Class M-2 and Class M-1 Notes, respectively, to each Class of Notes having a higher payment priority, to the extent described below under ' -- Subordination and Allocation of Losses' and
(b) the overcollateralization feature described below under ' -- Overcollateralization.'

SUBORDINATION AND ALLOCATION OF LOSSES

     On each Payment Date, payments of interest on the Notes will be made first to the Senior Notes, second to the Class M-1 Notes and third to the Class M-2 Notes, such that no interest will be paid on the Class M-1 Notes until all required interest payments have been made on the Senior Notes and no interest will be paid on the Class M-2 Notes until all required interest payments have been made on the Senior Notes and the Class M-1 Notes. After all required payments of interest have been made on the Notes on each Payment Date, distributions of interest will be made first to the Class A-7 Certificates, second to the Class B-1 Certificates and third to the Class B-2 Certificates, such that no interest will be distributed on the Class B-1 Certificates until all required interest distributions have been made on the Class A-7 Certificates and no interest will be distributed on the Class B-2 Certificates until all required interest distributions have been made on the Class A-7 and Class B-1 Certificates. On each Payment Date, payments of principal of the Notes will be made first to the Senior Notes, in order of numerical Class designation, such that no principal will be paid in respect of any Class of Senior Notes until the principal balance of each Class of Senior Notes having a prior numerical Class designation has been reduced to zero, and then to the Subordinate Notes and Certificates (other than the Class A-7 Certificates) in the order set forth above.

     The rights of the holders of the Residual Interest to receive any distributions on any Payment Date will be subordinated to such rights of Securityholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Offered Securities and to afford such holders protection against losses on the Home Loans, with the greatest protection being provided to the Senior Notes, less protection being provided to the Class M-1 and Class M-2 Notes, and the Class A-7 Certificates, and the least protection being provided to the Class B-1 and Class B-2 Certificates. See 'Risk Factors -- Adequacy of Credit Enhancement' herein.

     On each Payment Date after the Initial Undercollateralization Amount has first been reduced to zero, the 'Allocable Loss Amount' will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Securities (after giving effect to all payments on such Payment Date) over
(b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period, net of investment income. On each Payment Date prior to the Payment Date on which the Initial Undercollateralization Amount is first reduced to zero, the Allocable Loss Amount will be zero.

     On each Payment Date, any Allocable Loss Amount for such date will be applied in reduction of the Class Principal Balances of the Certificates (other than the Class A-7 Certificates), in inverse order of numerical Class designation, until the Class Principal Balances thereof have each been reduced to zero, and then will be applied first in reduction of the Class Principal Balance of the Class M-2 Notes and second in reduction of the Class Principal Balance of the Class M-1 Notes, until the respective Class Principal Balances thereof have each been reduced to zero. Allocable Loss Amounts will not be applied to the Senior Notes.

INITIAL PRINCIPAL UNDERCOLLATERALIZATION

     On the Closing Date the aggregate principal balance of the Securities is expected to exceed the sum of the Initial Pool Principal Balance and the Pre-Funding Account Deposit by approximately $3,150,000. A limited acceleration of the principal amortization of the Securities relative to the principal amortization of the Home Loans has been designed, first, to eliminate such principal undercollateralization, and then to increase the Overcollateralization Amount over time by making additional payments of principal to the Securityholders from Excess Spread, until the Overcollateralization Amount is equal to the Required Overcollateralization Amount.

     If on any Payment Date an Overcollateralization Shortfall (as defined herein) exists, Excess Spread, if any, with respect to such Payment Date will be applied to make additional payments of principal of the Securities entitled to principal in the order of priority set forth under 'Description of the Securities -- Payments' herein. Such payments of Excess Spread are intended, first, to eliminate the initial principal undercollateralization (approximately 1%) that will exist on the Closing Date, and then to accelerate the amortization of the Class Principal Balances of the Securities relative to the amortization of the Home Loans, thereby increasing the Overcollateralization Amount. On any Payment Date on which the Overcollateralization Shortfall is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest rather than as principal to the Securityholders, until such time as the Overcollateralization Shortfall is greater than zero (due, for example, to a reduction in the Overcollateralization Amount as a result of loan losses or delinquencies, or to an increase in the Required Overcollateralization Amount as a result of the failure to satisfy certain delinquency criteria as described herein).

     On the Overcollateralization Stepdown Date, the holders of the Residual Interest will be entitled to distributions of all or a portion of the Regular Principal Payment Amount that would otherwise be paid to Securityholders as described below. Such amount, the 'Overcollateralization Reduction Amount,' will equal the lesser of (x) the Overcollateralization Surplus (as defined herein) for such Payment Date (after giving effect to all other payments on such Payment
Date), and (y) the Regular Principal Payment Amount (as determined without deducting the Overcollateralization Reduction Amount therefrom) on such Payment Date. Prior to the occurrence of the Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount will equal zero.

     While the payment of Excess Spread to the Securityholders and the distribution of any Overcollateralization Reduction Amount to the holders of the Residual Interest as described above has been designed to produce and maintain a particular level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. For example, while the Class A-1 Notes remain outstanding, any increase in LIBOR will decrease the amount of Excess Spread for the related Payment Date. In particular, a high rate of delinquencies or losses on the Home Loans during any Due Period could cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest payable on the Securities on the related Payment Date. In such a case, the Class Principal Balances of the Securities would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

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
                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Trust will issue the Notes pursuant to the Indenture. The Trust will also issue the Certificates and the Residual Interest pursuant to the Trust Agreement dated as of February 1, 1998 (the 'Trust Agreement'), among the Depositor, the Owner Trustee and the Co-Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Certificates will represent undivided ownership interests in the Trust.

     On each Payment Date, the Indenture Trustee or its designee and the Owner Trustee or its designee will pay to the persons in whose names the Securities are registered on the last day of the month immediately preceding the month of the related Payment Date (the 'Record Date'), the portion of the aggregate payment to be made to each Securityholder as described below. Payments on the Offered Securities will be made to Security Owners only through DTC and its DTC Participants (except under certain limited circumstances). See 'Certain Information Regarding the Securities -- Book Entry Registration' in the Prospectus.

     Beneficial ownership interests in each Class of Offered Securities will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

PAYMENTS

     For the definitions of certain of the defined terms used in the following subsection, see ' -- Related Definitions' below.

     Available Collection Amount. Payments on the Securities on each Payment Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the fifth Business Day prior to each Payment Date (each such day, a 'Determination Date'). With respect to each Payment Date, the 'Available Collection Amount' is the sum of (i) all amounts received in respect of the Home Loans or paid by the Servicer or the Transferor (exclusive of amounts not required to be deposited in the Collection Account) during the related Due Period (and, in the case of amounts required to be paid by the Transferor in connection with the purchase or substitution of a Defective Home Loan, deposited in the Collection Account on or before the related Determination Date), as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, (ii) in the case of the first Payment Date following (x) the end of the Funding Period, if the Funding Period ends on or before the Determination Date in a month or (y) the Due Period in which the Funding Period ends if the Funding Period ends after the Determination Date in a month, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income), (iii) in the case of the Payment Dates during and immediately following the Funding Period, certain amounts on deposit in the Capitalized Interest Account, and (iv) with respect to the final Payment Date, or an early redemption or termination of the Securities by the Servicer, the Termination Price.

     Payments of Interest. Interest on the Class Principal Balance or Class Notional Balance of each Class of Securities will accrue during each Accrual Period at the applicable Interest Rate set forth or described on the cover hereof (or under 'Summary of Terms,' in the case of the Certificates) and will be payable to Securityholders on each Payment Date, commencing in March 1998. The 'Accrual Period' for each Class of Securities will be (i) in the case of the Class A-1 Notes, the period beginning on the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day preceding the related Payment Date, and (ii) in the case of the other Classes of Securities, the calendar month preceding the month in which the related Payment Date occurs. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest on the other Classes of Securities will be calculated on the basis of a 360-day year of twelve 30-day months. The Interest Rate applicable to each Class of Securities outstanding (other than the Class A-7 Certificates) will increase by 0.50% for Due Periods beginning after the Optional Termination Date.

     'LIBOR' for each Accrual Period will be the rate for United States dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day before the first day of such Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable

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
Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Accrual Period.

     The 'Net Weighted Average Rate' with respect to any Accrual Period will be the per annum rate equal to the weighted average (by principal balance) of the Home Loan Rates as of the first day of the related Due Period, as reduced by the Servicing Fee Rate.

     Payments of interest on the Securities will be made from the Available Collection Amount remaining after payment of the Servicing Compensation (other than the Make Whole Servicing Fee paid to the Servicer described under ' -- Payment Priorities' below) (the 'Available Funds'). Under certain circumstances the amount available to make interest payments on any Payment Date could be less than the amount of interest payable on all of the Securities on such date. Such an interest shortfall could occur, for example, if delinquencies or losses on the Home Loans were exceptionally high or were concentrated in a particular month. Any such interest deficiency with respect to the Senior Notes will be allocated among such Notes pro rata in accordance with the amount of interest otherwise payable on each such Note. Any such interest deficiency with respect to any Class of Securities will be paid to holders of each affected Class of Securities on subsequent Payment Dates to the extent that sufficient funds are available therefor. The Issuer will remain obligated to pay interest deficiencies on the Securities that are carried forward until such deficiencies have been paid. See ' -- Rights of Noteholders Upon Occurrence of Event of Default' herein.

     Payments of Principal. Principal payments will be made to the Securityholders (other than holders of the Class A-7 Certificates) on each Payment Date in an amount generally equal to the excess of (a) the sum of (i) the Regular Principal Payment Amount and (ii) any Excess Spread for such Payment Date paid to Securityholders (other than holders of the Class A-7 Certificates) in respect of principal, as described below, over (b) the Overcollateralization Surplus, if any. In addition, on the Payment Date following (i) the end of the Funding Period, if the Funding Period ends on or before the Determination Date in a month or (ii) the Due Period in which the Funding Period ends, if the Funding Period ends after the Determination Date in a month, any amount remaining in the Pre-Funding Account (net of investment income) will be paid to Securityholders as principal as described under 'Description of the Transfer and Servicing Agreements -- Pre-Funding Account' herein. Principal payments on the Securities (other than the Class A-7 Certificates) will be made from the Available Funds remaining after the payment of the Noteholders' Interest Payable Amount and the Certificateholders' Interest Distributable Amount.

     PAYMENT PRIORITIES

     (A) On each Payment Date, the Regular Payment Amount will be applied in the following order of priority:

          (i) to the holders of the Senior Notes, pro rata, the portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Senior Notes on such Payment Date;

          (ii) to the holders of the Class M-1 Notes, the portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Class M-1 Notes on such Payment Date;

          (iii) to the holders of the Class M-2 Notes, the portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Class M-2 Notes on such Payment Date;

          (iv) to the holders of the Class A-7 Certificates, the portion of the Certificateholders' Interest Distributable Amount required to be distributed in respect of the Class A-7 Certificates on such Payment Date;

          (v) to the holders of the Class B-1 Certificates, the portion of the Certificateholders' Interest Distributable Amount required to be distributed in respect of the Class B-1 Certificates on such Payment Date;

          (vi) to the holders of the Class B-2 Certificates, the portion of the Certificateholders' Interest Distributable Amount required to be distributed in respect of the Class B-2 Certificates on such Payment Date;

          (vii) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Class Principal Balances of the Senior Notes to the Senior Optimal Principal Balance;

                                      S-29


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
          (viii) to the holders of the Class M-1 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

          (ix) to the holders of the Class M-2 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

          (x) to the holders of the Class B-1 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-1 Optimal Principal Balance;

          (xi) to the holders of the Class B-2 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-2 Optimal Principal Balance;

          (xii) to the holders of the Class M-1 Notes, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (xiii) to the holders of the Class M-2 Notes, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (xiv) to the holders of the Class B-1 Certificates, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (xv) to the holders of the Class B-2 Certificates, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (xvi) to the Servicer, if the Servicing Fee Rate has been reduced to 0.75% as described under 'Description of Transfer and Servicing
     Agreements -- Servicing' with respect to such Payment Date, the Make Whole Servicing Fee; and

          (xvii) any remaining amount to the holders of the Residual Interest.

     (B) On each Payment Date, the Excess Spread, if any, will be applied in the following order of priority (in each case after giving effect to all payments specified in paragraph (A) above):

          (i) in an amount equal to the Overcollateralization Shortfall, if any, in the order of priority, and in the amounts, specified in clauses (vii) through (xi) of paragraph (A) above;

          (ii) to the holders of the Class M-1 Notes the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (iii) to the holders of the Class M-2 Notes, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (iv) to the holders of the Class B-1 Certificates, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (v) to the holders of the Class B-2 Certificates, the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

          (vi) to the Servicer, if the Servicing Fee Rate has been reduced to 0.75% as described under 'Description of Transfer and Servicing
     Agreements -- Servicing' with respect to such Payment Date, the Make Whole Servicing Fee; and

          (vii) any remaining amount to the holders of the Residual Interest.

RELATED DEFINITIONS

     Assumed Pool Principal Balance: As of any date of determination, the sum of
(i) the Initial Pool Principal Balance, (ii) the Cut-Off Date Principal Balance of each Subsequent Home Loan and (iii) the amount, if any, on deposit in the Pre-Funding Account as of such date (other than investment earnings).

     Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

     Certificateholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Certificateholders' Monthly Interest Distributable Amount for the preceding Payment Date and any Certificateholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates

                                      S-30


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
over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Payment Date.

     Certificateholders' Interest Distributable Amount: With respect to any Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carry-Forward Amount for such Payment Date; provided, however, that on the Payment Date, if any, on which the Class Principal Balance of the Class B-1 Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholders' Interest Distributable Amount will be equal to such amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any Class of Notes on such Payment Date in the absence of this proviso.

     Certificateholders' Monthly Interest Distributable Amount: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates immediately preceding such Payment Date.

     Class B-1 Optimal Principal Balance: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the preceding Due Period minus the sum of (a) the aggregate of the Class Principal Balances of each Class of the Senior Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account payments made on such Payment Date in reduction of such Class Principal Balances) and (b) the greater of (i) approximately 9.60% of the Pool Principal Balance as of the preceding Due Period plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (ii) 0.50% of the Assumed Pool Principal Balance.

     Class B-2 Optimal Principal Balance: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the preceding Due Period minus the sum of (a) the aggregate of the Class Principal Balances of the Offered Securities and the Class B-1 Certificates (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Offered Securities) and (b) the Required Overcollateralization Amount for such Payment Date.

     Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the preceding Due Period minus the sum of (a) the aggregate of the Class Principal Balances of each Class of the Senior Notes (after taking into account payments made on such Payment Date in reduction of such Class Principal Balances) and (b) the greater of (i) approximately 43.94% of the Pool Principal Balance as of the preceding Due Period plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and
(ii) 0.50% of the Assumed Pool Principal Balance.

     Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the preceding Due Period minus the sum of (a) the aggregate of the Class Principal Balances of each Class of the Senior Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction of such Class Principal Balances) and (b) the greater of (i) approximately 29.80% of the Pool Principal Balance as of the preceding Due Period plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (ii) 0.50% of the Assumed Pool Principal Balance.

     Class Notional Balance: An amount equal to (i) until the Payment Date in August 2000, the Class Principal Balance of the Class A-6 Notes immediately prior to such Payment Date and (ii) on and after the Payment Date in August 2000, zero. Reference to the Class Notional Balance of the Class A-7 Certificates is solely for convenience of certain calculations and does not represent the right to receive any distribution allocable to principal.

     Deferred Amount: With respect to any Payment Date, and as to any Class of Subordinate Securities (other than the Class A-7 Certificates), the sum of any Allocable Loss Amounts previously applied in reduction of the Class Principal Balance thereof (and not previously reimbursed) plus, in the case of each Class of Subordinate

                                      S-31


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
Notes, interest thereon at the applicable Interest Rate from the date when so applied through the end of the Due Period immediately preceding such Payment Date.

     Excess Spread: With respect to any Payment Date, the excess of (a) the Available Funds over (b) the Regular Payment Amount.

     Initial Undercollateralization Amount: With respect to any Payment Date, an amount (not less than zero) equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Securities, after giving effect to payments in respect of the Securities and the Residual Interest on such Payment Date, over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account (other than investment earnings) as of the end of such Due Period. Notwithstanding the foregoing, on any date after the Payment Date on which the Initial Undercollateralization Amount is first reduced to zero, such amount shall be deemed to be zero.

     Insurance Proceeds: With respect to any Payment Date and any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any such proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

     Interest Payment Amount: The sum of the Noteholders' Interest Payable Amount and the Certificateholders' Interest Distributable Amount.

     LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     Liquidated Home Loan: A defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related security, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

     Net Delinquency Calculation Amount: With respect to the Payment Date, the excess, if any, of (x) the product of 1.7 and the Rolling Six-Month Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates.

     Net Liquidation Proceeds: With respect to any Payment Date, any cash amounts received in respect of Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

     Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payable Amount for the preceding Payment Date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date.

     Noteholders' Interest Payable Amount: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payable Amount for such Payment Date and the Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Noteholders' Monthly Interest Payable Amount: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of each Class of Notes immediately preceding such Payment Date.

     Overcollateralization Amount: With respect to any Payment Date, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period (other than investment earnings) over (b) the aggregate of the Class Principal Balances of all Classes of Securities, after

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
giving effect, unless otherwise specified, to all payments in respect of the Securities and the Residual Interest on such Payment Date.

     Overcollateralization Shortfall: With respect to any Payment Date, the excess, if any, of the Required Overcollateralization Amount for such Payment Date over the Overcollateralization Amount (the Overcollateralization Amount to be determined, for purposes of this definition, before giving effect to payments on such Payment Date pursuant to paragraph (B)(i) under ' -- Payment Priorities' above).

     Overcollateralization Stepdown Date: The first Payment Date occurring after the Payment Date on February 20, 2001, as to which the aggregate of the Class Principal Balances of the Senior Notes has been reduced to the excess of (a) the Pool Principal Balance as of the preceding Due Period over (b) the greater of
(i) approximately 71.71% of the Pool Principal Balance as of the preceding Due Period plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and
(ii) 0.50% of the Assumed Pool Principal Balance.

     Overcollateralization Surplus: With respect to any Payment Date, the excess, if any, of the Overcollateralization Amount for such Payment Date over the Required Overcollateralization Amount.

     Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

     Reference Banks: Three money center banks selected by the Indenture
Trustee.

     Regular Payment Amount: With respect to any Payment Date, the lesser of (a) the Available Funds and (b) the sum of (i) the Noteholders' Interest Payable Amount, (ii) the Certificateholders' Interest Distributable Amount and (iii) the Regular Principal Payment Amount.

     Regular Principal Payment Amount: With respect to each Payment Date, an amount equal to the lesser of:

          (a) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during such Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan, (iv) that portion of the Purchase Price of any repurchased Home Loan allocable to principal, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date and (vi) the portion of the Pre-Funding Account to be included therein as described herein; and

          (b) the aggregate of the outstanding principal balances of the Securities immediately prior to such Payment Date.

     Released Mortgaged Property Proceeds: With respect to any Payment Date and any Home Loan, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Sale and Servicing Agreement.

     Required Overcollateralization Amount: With respect to any Payment Date occurring prior to the Overcollateralization Stepdown Date, an amount equal to the greater of (a) 3.50% of the Assumed Pool Principal Balance and (b) the Net Delinquency Calculation Amount; with respect to any other Payment Date, an amount equal to the greater of (a) 7.00% of the Pool Principal Balance as of the end of the related Due Period

                                      S-33


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and (b) the Net Delinquency Calculation Amount; provided, however, that the
Required Overcollateralization Amount will in no event be less than 0.50% of the Assumed Pool Principal Balance.

     Rolling Six-Month Delinquency Average: With respect to any Payment Date, the average of the applicable 60-day Delinquency Amounts for each of the six immediately preceding Due Periods. The '60-Day Delinquency Amount' for any Due Period is the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent, in foreclosure or REO property as of the end of such Due Period, excluding any Liquidated Home Loan.

     Senior Optimal Principal Balance: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the preceding Due Period minus the greater of (a) approximately 71.71% of the Pool Principal Balance as of the preceding Due Period plus the Required Overcollateralization Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Assumed Pool Principal Balance.

     Termination Price: An amount equal to the sum of (a) the aggregate of the outstanding Class Principal Balances of the Securities plus all accrued and unpaid interest thereon at the applicable Interest Rates, (b) all accrued and unpaid interest on the Class A-7 Certificates and (c) any Servicing Compensation due and unpaid on such date.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

     Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amount will be applied on each Payment Date in reduction of the Class Principal Balances of the Class B-2 and Class B-1 Certificates and the Class M-2 and Class M-1 Notes, in that order, until the Class Principal Balance of each such Class has been reduced to zero. The Class Principal Balances of the Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of a Class of Subordinate Securities (other than the Class A-7 Certificates) by application of the Allocable Loss Amount will entitle such Class to reimbursement in an amount equal to the applicable Deferred Amount, in accordance with the payment priorities specified herein. Payment of Deferred Amounts will not reduce the Class Principal Balance of the applicable Class of Securities.

PAYMENT OF DEFERRED AMOUNTS

     Any Deferred Amounts payable to the holders of the Subordinate Securities (other than the Class A-7 Certificates) as specified under ' -- Payment Priorities' above will be paid to the holder of record of the related Securities as of the applicable Record Date, or, in the case of Securities that have been redeemed or retired, to the last holder of record, without regard to when the losses for which such reimbursement is being paid actually occurred. Amounts attributable to accrued and unpaid interest in respect of such Deferred Amounts will be paid prior to amounts attributable to principal.

OPTIONAL TERMINATION

     The Servicer may, at its option, effect an early redemption or termination of the Securities on any Payment Date on or after which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance (the 'Optional Termination Date') by purchasing the Home Loans for the Termination Price. All proceeds from any such sale of the Home Loans will be paid first, to the Servicer for payment of outstanding Servicing Compensation, second, to the Noteholders in an amount equal to the aggregate of the outstanding Class Principal Balances of the Notes, plus all accrued and unpaid interest thereon at the applicable Interest Rates, third, to the holders of the Class A-7 Certificates, all accrued and unpaid interest at the applicable Interest Rate, fourth, to the holders of the Class B-1 and Class B-2 Certificates, in that order, in an amount equal to the aggregate of the outstanding Class Principal Balances of such Certificates, plus all accrued and unpaid interest thereon at the applicable Interest Rates, and fifth, to the holders of the Residual Interest.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payable Amount payable to the Senior Notes or, if the Senior Notes have been paid in full, a failure to pay the portion of such amount payable to the Class of Notes then outstanding that has the highest priority of payment (the 'Highest Priority Class') within five days of the Payment Date on which such payment is due (without regard to

                                      S-34


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the amount of Available Funds) will constitute an event of default under the
Indenture (an 'Event of Default'). However, an Event of Default will not occur solely due to (i) the failure to pay the full amount of the Noteholders' Interest Payable Amount allocable to any Class of Notes not then having the highest priority of payment (a 'Non-Priority Class') or (ii) allocation of an Allocable Loss Amount to a Non-Priority Class, until all the Classes of Notes having a higher priority of payment have been paid in full (including all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable with respect thereto), and then only if all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable to such Non-Priority Class have not been paid. Until the Notes have been declared due and payable upon an Event of Default, the holders of any Non-Priority Class may not request the Indenture Trustee to take any action, other than the application of Available Funds to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on such Non-Priority Class.

     Upon the occurrence of an Event of Default, holders of Senior Notes representing more than 50% of the aggregate of the Class Principal Balances of the Senior Notes then outstanding may exercise their remedies under the Indenture; provided however, that if the aggregate outstanding Class Principal Balance of the Senior Notes has been reduced to zero, the holders of the Highest Priority Class representing more than 50% of the Class Principal Balance of such Class of Notes may exercise their remedies under the Indenture. These remedies include the right to cause accrued interest to be paid pro rata in accordance with the amount of unpaid accrued interest, and to cause principal on the outstanding Notes to be paid (either in lump sum from proceeds of the liquidation of the assets pledged to secure the Notes or from monthly collections on the Home Loans) pro rata out of remaining Available Funds, regardless of the allocation, or sequential nature, of principal payments that would otherwise apply, based upon the Principal Balances of the Notes (an 'acceleration'). On each Payment Date on and after any such acceleration of the Notes, and following the reduction to zero of the Class Principal Balance of all Classes of Notes, any remaining Available Funds will be applied in repayment first, of Deferred Amounts on the Notes, and then of any remaining amounts due on the Certificates, pro rata. Such remedies will also include the right to direct the Indenture Trustee's actions under the Indenture unless such right is otherwise granted to holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. See 'The Agreements -- Events of Default; Rights Upon Event of Default' in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the 'Transfer and Servicing Agreements'). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings 'The Agreements' and 'Servicing of Loans' in the Prospectus.

SALE AND ASSIGNMENT OF THE HOME LOANS

     On the Closing Date, the Transferor will sell the Initial Home Loans to the Depositor, and the Depositor will sell the Initial Home Loans to the Trust. The Trust will, concurrently with such sale of the Initial Home Loans, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Initial Home Loans, to the Indenture Trustee in exchange for the Notes. Each Initial Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the 'Home Loan Schedule').

     Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Transferor, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Home Loans having characteristics that are generally similar to the characteristics of the Initial Home Loans. See 'The Home Loan Pool -- Conveyance of Subsequent Home Loans' herein. In connection with each purchase of such Subsequent Home Loans, the Trust will be required to pay to the Transferor from the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Transferor will sell such Subsequent Home Loans to the Depositor, and the Depositor in turn will sell such Subsequent Home Loans to the Trust. The Trust will pledge and assign such Subsequent Home Loans to the Indenture Trustee.

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     In addition, the Depositor will, as to each Home Loan, cause the Transferor to deliver to the Indenture Trustee the related Note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, an 'Indenture Trustee's Home Loan File'). Assignments of Home Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel such recording is not required to protect the Trustee's interests in the Home Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Transferor. The Indenture Trustee will review (or cause to be reviewed) each Indenture Trustee's Home Loan File within 45 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

PRE-FUNDING ACCOUNT

     On the Closing Date, the Pre-Funding Account Deposit will be deposited in an Eligible Account (the 'Pre-Funding Account'), which account will be part of the Trust and will be maintained as an Eligible Account with the Indenture Trustee for the purchase of Subsequent Home Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any home loans removed from or added to the Home Loan Pool prior to the Closing Date, provided that any such increase or decrease will not exceed 5% of the Initial Pool Principal Balance. During the period (the 'Funding Period') from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to $50,000 or less and the Transferor directs the Funding Period to end, (ii) the occurrence of an Event of Default under the Sale and Servicing Agreement or the Indenture, and (iii) May 13, 1998, the amount on deposit in the Pre-Funding Account will be reduced in accordance with the provisions of the Sale and Servicing Agreement by amounts used to purchase Subsequent Home Loans. Subsequent Home Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing Agreement. See 'The Home Loan
Pool -- Conveyance of Subsequent Home Loans' herein.

     On the Payment Date following (i) the end of the Funding Period, if the Funding Period ends on or before the Determination Date in a month or (ii) the Due Period in which the Funding Period ends, if the Funding Period ends after the Determination Date in a month, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income) is greater than $50,000, such amount will be applied to reduce on a pro rata basis the outstanding Class Principal Balances of the Securities. If such amount is $50,000 or less, such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Notes in reduction of the respective Class Principal Balances thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, such remaining amount will be included in the Regular Principal Payment Amount and will be paid on a pro rata basis to the Classes of Notes in reduction of their Class Principal Balances. See 'Prepayment and Yield Considerations' herein.

     Amounts on deposit in the Pre-Funding Account will be invested in investments that have been approved by the Rating Agencies (the 'Permitted Investments') at the direction of the Transferor. All interest and investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date there will be deposited in an account (the 'Capitalized Interest Account') maintained with and in the name of the Indenture Trustee on behalf of the Trust a portion of the proceeds of the sale of the Securities. The amount deposited therein will be used by the Indenture Trustee on the Payment Dates during and, if necessary, immediately following the Funding Period to cover shortfalls in interest on the Securities that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust of Subsequent Home Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on those Payment Dates are required to be paid directly to the Transferor.

                                      S-36


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TRUST FEES AND EXPENSES

     The Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under ' -- Servicing' below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Co-Owner Trustee will be paid by the Servicer.

SERVICING

     In consideration for the performance of the loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the 'Servicing Fee') equal to 1.25% per annum (the 'Servicing Fee Rate') of the Pool Principal Balance as of the first day of the immediately preceding Due Period; provided, however, that so long as the Required Overcollaterization Amount equals the Net Delinquency Calculation Amount, the Servicing Fee shall be equal to 0.75% per annum; provided further that, during any period when the Servicing Fee is so reduced, the Servicer shall be entitled to receive a make whole servicing fee equal to 0.50% per annum of the Pool Principal Balance as of the first day of the immediately preceding Due Period (the 'Make Whole Servicing Fee') in the priority described under 'Description of the Securities -- Payment Priorities' above. See 'Risk Factors -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- Dependence on Servicer for Servicing Home Loans' herein. The Servicing Fee will be reduced on any Home Loan with a Home Loan Rate below 9.7575% per annum for the Due Periods on or before the Optional Termination Date and on any Home Loan with a Home Loan Rate below 10.2575% per annum for the Due Periods after the Optional Termination Date. The Servicer may retain Subservicers to service certain of the Home Loans. The Servicer will remain responsible for the servicing of any such Home Loans and will pay the fees of any Subservicer out of its own funds. As of the Closing Date, none of the Initial Home Loans will be serviced by a Subservicer. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, prepayment charges, late payment charges and any other servicing-related penalties and fees, together with any income or gain from investment of funds in the Collection Account (collectively, such additional compensation and Servicing Fee, the 'Servicing Compensation').

     In the event of a delinquency or default with respect to a Home Loan, neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Home Loan.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

     The Servicer is required to use its best efforts to deposit in an Eligible Account (the 'Collection Account'), within one Business Day, and in any event to deposit within two Business Days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes and termination of the Certificates. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement. Initially, the Collection Account will be maintained with the Indenture Trustee.

     Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Transferor. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to the Servicer on each Payment Date as additional servicing compensation.

     The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and the Pre-Funding Account and the Capitalized Interest Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the 'Note Payment Account'). The Co-Owner Trustee will also establish and maintain with the Indenture Trustee an account, in the name of the Co-Owner Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and the

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
Pre-Funding Account and the Capitalized Interest Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the 'Certificate Distribution Account'). The Note Payment Account and the Certificate Distribution Account are referred to herein collectively as the 'Payment Accounts.'

     On the Business Day prior to each Payment Date, the Indenture Trustee will deposit into the Payment Accounts the applicable portions of the Available Collection Amount by making appropriate withdrawals from the Collection Account and the Pre-Funding Account (if any). On each Payment Date, the Indenture Trustee will make withdrawals from the Payment Accounts for application of the amounts specified below in the following order of priority:

          (i) to provide for the payment to the Servicer of the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods;

          (ii) to provide for any payments to the Securityholders and the holders of the Residual Interest of the amounts specified herein under 'Description of the Securities -- Payments;' and

          (iii) to the extent of any amounts remaining from the Pre-Funding Account Deposit at the end of the Funding Period (net of reinvestment income), to reduce the Class Principal Balances of the Securities as described herein.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Transferor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or any Home Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account, the Note Payment Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

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
The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement, which failure constitutes an Event of Default, unless the Owner Trustee obtains actual knowledge of such failure.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates have made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or any Home Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Note Payment Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of such failure.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Noteholders evidencing not less than 25% of the voting interests of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See 'Description of the Securities -- Rights of Noteholders Upon Occurrence of Event of Default' herein.

     The Indenture Trustee will appoint one or more co-trustees which shall be national banking associations in order to comply with applicable licensing requirements, if necessary.

DEPOSITOR

     The Depositor will have no obligation to monitor, or supervise or enforce the performance of the obligations of the Transferor, the Servicer, the Owner Trustee, the Co-Owner Trustee or the Indenture Trustee and will not be obligated to perform any such obligation or have any liability if the applicable entity fails to do so.

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                      PREPAYMENT AND YIELD CONSIDERATIONS

     Except in the limited circumstances described herein, no principal payments will be made on any Class of Senior Notes until the Class Principal Balance of each Class of Senior Notes having a higher payment priority has been reduced to zero. No principal distributions will be made on any Class of Certificates entitled to principal until required principal payments have been made in respect of all Classes of Notes, and no principal distributions will be made on the Class B-2 Certificates until required distributions of principal of the Class B-1 Certificates have been made. See 'Description of the Securities -- Payments' herein. As the rate of payment of principal of the Securities entitled to principal depends primarily on the rate of payment (including prepayments) of the principal balance of the Home Loans, final payment of any Class of Securities could occur significantly earlier than the applicable Maturity Date (or Final Scheduled Distribution Date). Securityholders (other than holders of the Class A-7 Certificates) will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Home Loans will be borne entirely by Securityholders.

     The subordination of the Residual Interest to the Securities and of each Class of Subordinate Securities to each Class of Securities having a higher payment priority will provide limited protection to Securityholders against losses on the Home Loans. The yields on the Class M-1 and Class M-2 Notes will be particularly sensitive to the loss experience of the Home Loans and the timing of any such losses. If the actual rate and amount of losses experienced on the Home Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity on such Subordinate Securities may be lower than anticipated.

     Each Home Loan is either a (i) 'simple interest' or (ii) 'actuarial method' loan. With respect to a Home Loan that is a 'simple interest' loan, if a payment is received more than one month after the previous payment, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a longer weighted average life than would have been the case had each payment been made as scheduled. Conversely, if a payment on a Home Loan is received less than one month after the previous payment, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a shorter weighted average life than would have been the case had each payment been made as scheduled. See 'The Home Loan Pool -- Payments on the Home Loans' herein.

     Other than with respect to the Class A-1 Notes, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Interest Rate, because the payment of interest accrued during the applicable Accrual Period will not be made until the Payment Date occurring in the month following such Accrual Period. See 'Description of the Securities -- Payments' herein. This delay will result in funds being paid to such Securityholders approximately 20 days after the end of the applicable Accrual Period, during which 20-day period no interest will accrue on such funds.

     The yield to maturity of the Class A-1 Notes will be affected by the level of LIBOR from time to time, and will be subject to a maximum rate equal to the Net Weighted Average Rate. To the extent that Home Loans bearing relatively high Home Loan Rates experience a more rapid rate of prepayment than Home Loans with relatively low rates, the maximum rate applicable to the Class A-1 Notes will be reduced.

     The rate of principal payments on the Securities entitled to principal, the aggregate amount of each interest payment on the Securities and the yields to maturity of the Securities will be directly affected by the rate and timing of principal reductions on the Home Loans. Such principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. In addition, the rate of principal payments on the Securities and the yields to maturity of the Securities will be directly affected by the distributions, if any, of amounts remaining in the Pre-Funding Account (net of investment earnings) on the Payment Date following (i) the end of the Funding Period, if the Funding Period ends on or before the Determination Date in a month or (ii) the Due Period in which the Funding Period ends, if the Funding Period ends after the Determination Date in a month, in reduction of the related Class Principal Balances of the Securities. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, the Servicer may effect a redemption of the Notes and

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
prepayment of the Certificates under the optional termination method described herein. See 'Description of the Securities -- Optional Termination' herein.

     The 'weighted average life' of a Class of Securities refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Securities will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans, the rate at which Excess Spread and amounts, if any, remaining in the Pre-Funding Account (net of investment earnings) on the first Payment Date following the Due Period in which the Funding Period ends are paid to Securityholders as described herein, and the extent to which any Overcollateralization Reduction Amount is distributed to the holders of the Residual Interest as described herein. If substantial principal prepayments on the Home Loans are received as a result of unscheduled payments, liquidations or repurchases, payments to Securityholders due to such prepayments may significantly shorten the weighted average lives of the Securities. If the Home Loans experience delinquencies and defaults in the payment of principal, then Securityholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the Securities than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the Securities, will be covered to the extent of amounts available from the available credit enhancement. See 'Risk Factors -- Adequacy of Credit Enhancement' herein.

     The rate and timing of principal payments on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of 'due-on-sale' clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Home Loan, or may simply release its lien on the existing collateral, leaving the related Home Loan unsecured. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence. A majority of the Home Loans are expected to be subject to prepayment penalties in connection with certain prepayments during the period set forth in the related debt instrument (ranging from the first through sixth year after origination). Prepayment penalties, if enforced by the Servicer, may have the effect of reducing the amount or the likelihood of prepayments on such Home Loans. The remaining Home Loans may be prepaid in full or in part at any time without penalty. The Servicer may, in its discretion, waive any prepayment penalty or reduce the amount thereof.

     As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the Home Loan Rates on the Home Loans, the rate of prepayment would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the Home Loan Rates on the Home Loans, the rate of prepayment on the Home Loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Home Loans. The Depositor and the Transferor make no representations as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loans that will be paid as of any date.

     Payments of principal at a faster rate than anticipated will decrease the yield on Securities purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Securities purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Securities will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

     The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average lives of the Securities, and could cause a delay in the payment of principal to the holders of Securities. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, combined loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See 'The Home Loan Pool' herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans and the Transferor's experience with such Home Loans originated by it commenced in May 1996. There can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans are expected to have combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%.

SUBORDINATION

     As described under 'Description of the Securities -- Payments -- Payment Priorities' herein, on each Payment Date, the holders of any Class of Securities having a higher payment priority will have a preferential right to receive amounts of interest and principal, respectively, due to them on such Payment Date before any payments of interest or principal, respectively, are made on any Class of Securities subordinate to such Class. As a result, the yields to maturity and the aggregate amount of payments on the Class M-1 and Class M-2 Notes will be more sensitive than the yields of higher ranking Offered Securities to the rate of delinquencies and defaults on the Home Loans.

     As more fully described herein, Allocable Loss Amounts will be allocated first to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, then to the Class B-1 Certificates and the Class M-2 and Class M-1 Notes, in that order, until the Class Principal Balances thereof have been reduced to zero. Any Deferred Amounts will be paid first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class B-1 Certificates and then to the Class B-2 Certificates.

OVERCOLLATERALIZATION

     On any Payment Date on which the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount, certain amounts otherwise payable as principal to Securityholders (other than holders of the Class A-7 Certificates) will instead be paid first to the Subordinate Securities in payment of Deferred Amounts, and thereafter to the holders of the Residual Interest, thereby slowing the rate of principal amortization of the Securities, until the Overcollateralization Amount is reduced to the Required Overcollateralization Amount. As described herein, the yield to maturity on Securities purchased at a premium or discount will be affected by the extent to which any Excess Spread is so applied, or is distributed to the holders of the Residual Interest, in lieu of payment to Securityholders. If such Excess Spread distributions to the holders of the Residual Interest occur sooner than anticipated by an investor who purchases Securities at a discount, the actual yield to such investor may be lower than anticipated. If such Excess Spread distributions to the holders of the Residual Interest occur later than anticipated by an investor who purchases Securities at a premium, the actual yield to such investor may be lower than anticipated.

     The amount of Excess Spread, if any, distributable to the holders of the Residual Interest in reduction of the Overcollateralization Amount on any Payment Date will be affected by the default and delinquency experience and principal amortization of the Home Loans. High rates of delinquencies on the Home Loans during any Due Period may cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest payable on the Securities on the related Payment Date. In such event, the principal balances of the Securities would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

REINVESTMENT RISK

     During periods of falling interest rates, Securityholders (other than holders of the Class A-7 Certificates) may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Securities. Conversely, during periods of rising interest rates, Securityholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the Securities.

MATURITY DATES

     The Maturity Date of each Class of Notes are as set forth under 'Summary of Terms' herein. The Maturity Dates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes were determined by calculating the final Payment Date with respect to each such Class on the basis of the Modeling Assumptions (except that it is assumed that no Excess Spread is applied to reduce the Class Principal Balances of the Securities) and an assumed constant prepayment rate of 0% of the Prepayment Assumption, and adding one year thereto. The Maturity Dates of the Class A-6, Class M-1 and Class M-2 Notes are April 20, 2029. The actual maturity of any Class of Offered Securities may be significantly earlier than the applicable Maturity Date.

WEIGHTED AVERAGE LIVES

     The following information illustrates the effect of prepayments of the Home Loans on the weighted average lives of the Offered Securities under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Securities will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Transferor), the rate at which Excess Spread is paid to Securityholders as described herein and the extent to which any amounts remaining in the Pre-Funding Account at the expiration of the Funding Period are paid to Securityholders as described herein and the extent to which any Overcollateralization Reduction Amount is distributed to the holders of the Residual Interest as described herein.

     Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 2.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately 0.929% (expressed as a percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each month thereafter during the life of the loans, a CPR of 15.0% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), which would include a CPR of 0%, 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. Neither the Transferor nor the Depositor makes any representations about the appropriateness of the Prepayment Assumption or the CPR model.

     Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the 'Modeling Assumptions') have been made.

     (i) all scheduled principal payments on the Home Loans are timely received on the first day of a Due Period, commencing on February 1, 1998, no delinquencies or losses occur on the Home Loans and all Home Loans have a first payment date that occurs thirty (30) days after the origination thereof;

     (ii) the scheduled payments on the Home Loans have been calculated on the basis of the outstanding principal balance (prior to giving effect to prepayments), the Home Loan Rate and the remaining term to stated maturity such that the Home Loans will fully amortize by their remaining term to stated maturity;

     (iii) all scheduled payments of interest and principal in respect of the Home Loans have been made through the applicable Cut-Off Date;

     (iv) the Home Loans prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Securities occurs (except in the case of the Weighted Average Life assuming an Optional Termination) and no substitutions or repurchases of the Home Loans occur;

     (v) there will be no prepayment on the Securities from amounts on deposit in the Pre-Funding Account;

     (vi) all prepayments of Home Loans include 30 days of interest thereon;

     (vii) the Closing Date for the Securities is February 12, 1998, and with respect to the Securities (other than the Class A-1 Notes), each month consists of 30 days and each year will consist of 360 days;

     (viii) cash payments are received by the Securityholders on the 20th day of each month, commencing in March 1998;

     (ix) the Required Overcollateralization Amount will equal approximately $11,025,000 and will be reduced in accordance with the terms of the Sale and Servicing Agreement;

     (x) the Interest Rate for each Class of Offered Securities is as set forth or described on the cover page hereof and the Interest Rates for the Certificates are as set forth herein;

     (xi) the difference between the initial Home Loan interest rate and the net Home Loan interest rate is equal to the Servicing Fee and the net Home Loan interest rate is further reduced by the Indenture Trustee fee;

     (xii) the Interest Rate on the Class A-1 Notes will remain constant at approximately 5.775% per annum;

     (xiii) no reinvestment income from any Trust account is available for payment to Securityholders other than the Pre-Funding Account, which accrues on the funds therein based on the assumed delivery of the Home Loans as set forth below; and

     (xiv) the Home Loan Pool consists of Home Loans having the following characteristics.

                                  INITIAL HOME     NET HOME      REMAINING
                                      LOAN           LOAN          TERM          ORIGINAL TERM
HOME LOAN        PRINCIPAL          INTEREST       INTEREST     TO MATURITY     OF AMORTIZATION     ASSUMED DELIVERY
 NUMBER           BALANCE             RATE           RATE       (IN MONTHS)       (IN MONTHS)         OF HOME LOANS
---------     ---------------     ------------     --------     -----------     ---------------     -----------------
     1        $  1,742,558.94        14.321%       13.071%           65                70             Closing Date
     2          13,029,182.31        14.147%       12.897%          118               121             Closing Date
     3          60,976,744.30        13.951%       12.701%          178               180             Closing Date
     4          50,583,085.05        13.896%       12.646%          238               241             Closing Date
     5         112,935,474.81        13.921%       12.671%          298               300             Closing Date
     6             551,555.84        14.321%       13.071%           70                70              March 1998
     7           4,124,004.92        14.147%       12.897%          121               121              March 1998
     8          19,300,397.17        13.951%       12.701%          180               180              March 1998
     9          16,010,589.66        13.896%       12.646%          241               241              March 1998
    10          35,746,407.00        13.921%       12.671%          300               300              March 1998

     The tables on the following pages indicate the percentage of the original Class Principal Balance of each Class of Offered Securities that would be outstanding at each of the dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Offered Securities. These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                     CLASS A-1 NOTES                           CLASS A-2 NOTES
                                         ---------------------------------------   ----------------------------------------
             PAYMENT DATE                 0%    50%    75%    100%   125%   150%    0%     50%    75%    100%   125%   150%
---------------------------------------  ----   ----   ----   ----   ----   ----   -----   ----   ----   ----   ----   ----
Initial Balance........................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 1999......................    69     46     35    23     12      0      100    100    100   100    100    100
February 20, 2000......................    60      1      0     0      0      0      100    100     72    44     17      0
February 20, 2001......................    51      0      0     0      0      0      100     58     16     0      0      0
February 20, 2002......................    39      0      0     0      0      0      100     18      0     0      0      0
February 20, 2003......................    27      0      0     0      0      0      100      0      0     0      0      0
February 20, 2004......................    12      0      0     0      0      0      100      0      0     0      0      0
February 20, 2005......................     0      0      0     0      0      0       97      0      0     0      0      0
February 20, 2006......................     0      0      0     0      0      0       79      0      0     0      0      0
February 20, 2007......................     0      0      0     0      0      0       58      0      0     0      0      0
February 20, 2008......................     0      0      0     0      0      0       35      0      0     0      0      0
February 20, 2009......................     0      0      0     0      0      0       13      0      0     0      0      0
February 20, 2010......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2011......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2012......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2013......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2014......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2015......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2016......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2017......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2018......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2019......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2020......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2021......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2022......................     0      0      0     0      0      0        0      0      0     0      0      0
February 20, 2023......................     0      0      0     0      0      0        0      0      0     0      0      0
Weighted Average Life(2)
  No Optional Termination..............   3.1    1.0    0.9   0.8    0.7    0.6      9.4    3.3    2.5   2.0    1.7    1.5
  Optional Termination.................   3.1    1.0    0.9   0.8    0.7    0.6      9.4    3.3    2.5   2.0    1.7    1.5

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class of Securities is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                CLASS A-3 NOTES                              CLASS A-4 NOTES
                                    ----------------------------------------   --------------------------------------------
           PAYMENT DATE              0%     50%    75%    100%   125%   150%    0%      50%     75%    100%    125%    150%
----------------------------------  -----   ----   ----   ----   ----   ----   -----   -----   -----   -----   -----   ----
Initial Balance...................    100    100    100   100    100    100      100     100     100     100     100   100
February 20, 1999.................    100    100    100   100    100    100      100     100     100     100     100   100
February 20, 2000.................    100    100    100   100    100     77      100     100     100     100     100   100
February 20, 2001.................    100    100    100    39      0      0      100     100     100     100      68    18
February 20, 2002.................    100    100     11     0      0      0      100     100     100      37       9     0
February 20, 2003.................    100     49      0     0      0      0      100     100      40       7       0     0
February 20, 2004.................    100      0      0     0      0      0      100      76      10       0       0     0
February 20, 2005.................    100      0      0     0      0      0      100      27       0       0       0     0
February 20, 2006.................    100      0      0     0      0      0      100      10       0       0       0     0
February 20, 2007.................    100      0      0     0      0      0      100       1       0       0       0     0
February 20, 2008.................    100      0      0     0      0      0      100       0       0       0       0     0
February 20, 2009.................    100      0      0     0      0      0      100       0       0       0       0     0
February 20, 2010.................     70      0      0     0      0      0      100       0       0       0       0     0
February 20, 2011.................      0      0      0     0      0      0       98       0       0       0       0     0
February 20, 2012.................      0      0      0     0      0      0       50       0       0       0       0     0
February 20, 2013.................      0      0      0     0      0      0       14       0       0       0       0     0
February 20, 2014.................      0      0      0     0      0      0        7       0       0       0       0     0
February 20, 2015.................      0      0      0     0      0      0        1       0       0       0       0     0
February 20, 2016.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2017.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2018.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2019.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2020.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2021.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2022.................      0      0      0     0      0      0        0       0       0       0       0     0
February 20, 2023.................      0      0      0     0      0      0        0       0       0       0       0     0
Weighted Average Life(2)
  No Optional Termination.........   12.3    5.1    3.8   3.0    2.5    2.2     14.2     6.7     5.0     4.0     3.3   2.8
  Optional Termination............   12.3    5.1    3.8   3.0    2.5    2.2     14.2     6.7     5.0     4.0     3.3   2.8

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class of Securities is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                     CLASS A-5 NOTES                           CLASS A-6 NOTES
                                         ---------------------------------------   ----------------------------------------
             PAYMENT DATE                 0%    50%    75%    100%   125%   150%    0%     50%    75%    100%   125%   150%
---------------------------------------  ----   ----   ----   ----   ----   ----   -----   ----   ----   ----   ----   ----
Initial Balance........................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 1999......................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 2000......................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 2001......................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 2002......................   100    100    100   100    100     91      100    100    100   100    100    100
February 20, 2003......................   100    100    100   100     78     41      100    100    100   100    100    100
February 20, 2004......................   100    100    100    80     38      3      100    100    100   100    100    100
February 20, 2005......................   100    100     97    46      5      0      100    100    100   100    100     77
February 20, 2006......................   100    100     66    17      0      0      100    100    100   100     82     57
February 20, 2007......................   100    100     39     0      0      0      100    100    100    93     63     42
February 20, 2008......................   100     76     14     0      0      0      100    100    100    75     49     31
February 20, 2009......................   100     52      0     0      0      0      100    100     95    60     37     23
February 20, 2010......................   100     30      0     0      0      0      100    100     79    48     28     16
February 20, 2011......................   100      9      0     0      0      0      100    100     64    37     21     12
February 20, 2012......................   100      0      0     0      0      0      100     90     51    29     16      8
February 20, 2013......................   100      0      0     0      0      0      100     73     40    21     11      6
February 20, 2014......................   100      0      0     0      0      0      100     62     33    17      8      4
February 20, 2015......................   100      0      0     0      0      0      100     52     26    13      6      2
February 20, 2016......................    77      0      0     0      0      0      100     43     21    10      4      0
February 20, 2017......................    48      0      0     0      0      0      100     34     16     7      3      0
February 20, 2018......................    17      0      0     0      0      0      100     25     11     5      0      0
February 20, 2019......................     0      0      0     0      0      0       97     20      8     3      0      0
February 20, 2020......................     0      0      0     0      0      0       77     14      6     0      0      0
February 20, 2021......................     0      0      0     0      0      0       54      9      4     0      0      0
February 20, 2022......................     0      0      0     0      0      0       27      4      0     0      0      0
February 20, 2023......................     0      0      0     0      0      0        0      0      0     0      0      0
Weighted Average Life(2)
  No Optional Termination..............  19.0   11.2    8.7   7.0    5.8    4.9     23.1   17.8   15.1   12.8   10.9   9.3
  Optional Termination.................  19.0   11.2    8.7   7.0    5.8    4.9     22.7   16.3   13.4   11.1   9.3    8.0

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class of Securities is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                     CLASS M-1 NOTES                           CLASS M-2 NOTES
                                         ---------------------------------------   ----------------------------------------
             PAYMENT DATE                 0%    50%    75%    100%   125%   150%    0%     50%    75%    100%   125%   150%
---------------------------------------  ----   ----   ----   ----   ----   ----   -----   ----   ----   ----   ----   ----
Initial Balance........................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 1999......................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 2000......................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 2001......................   100    100    100   100    100    100      100    100    100   100    100    100
February 20, 2002......................   100    100    100   100     90     76      100    100    100   100     90     76
February 20, 2003......................   100    100    100    87     71     57      100    100    100    87     71     57
February 20, 2004......................   100    100     91    72     56     43      100    100     91    72     56     43
February 20, 2005......................   100    100     78    59     44     32      100    100     78    59     44     32
February 20, 2006......................   100     91     67    48     34     24      100     91     67    48     34     24
February 20, 2007......................   100     80     56    39     27     18      100     80     56    39     27     18
February 20, 2008......................   100     70     47    31     20     13      100     70     47    31     20     13
February 20, 2009......................   100     61     40    25     16     10      100     61     40    25     16     10
February 20, 2010......................   100     53     33    20     12      7      100     53     33    20     12      7
February 20, 2011......................   100     45     27    16      9      5      100     45     27    16      9      5
February 20, 2012......................   100     38     21    12      6      3      100     38     21    12      6      3
February 20, 2013......................    95     31     17     9      5      2       95     31     17     9      5      1
February 20, 2014......................    88     26     14     7      3      1       88     26     14     7      3      0
February 20, 2015......................    80     22     11     5      3      0       80     22     11     5      2      0
February 20, 2016......................    70     18      9     4      2      0       70     18      9     4      0      0
February 20, 2017......................    60     14      7     3      0      0       60     14      7     3      0      0
February 20, 2018......................    48     11      5     2      0      0       48     11      5     0      0      0
February 20, 2019......................    41      8      4     0      0      0       41      8      4     0      0      0
February 20, 2020......................    32      6      2     0      0      0       32      6      2     0      0      0
February 20, 2021......................    22      4      1     0      0      0       22      4      0     0      0      0
February 20, 2022......................    11      2      0     0      0      0       11      0      0     0      0      0
February 20, 2023......................     0      0      0     0      0      0        0      0      0     0      0      0
Weighted Average Life(2)
  No Optional Termination..............  20.1   13.4   10.9   9.0    7.5    6.5     20.1   13.3   10.8   8.9    7.5    6.4
  Optional Termination.................  19.9   12.7   10.1   8.3    6.9    5.9     19.9   12.7   10.1   8.3    6.9    5.9

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class of Securities is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

     The paydown scenarios for the Offered Securities set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under 'Prepayment and Yield Considerations'). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Home Loans and the Offered Securities, or that the actual weighted average lives of the Offered Securities will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the Offered Securities will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See 'The Home Loan Pool' herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Offered Securities are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Issuer will not make an election to be treated as a REMIC. In the opinion of Brown & Wood LLP ('Tax Counsel'), for federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In addition, based on certain representations of the Depositor with respect to collateral for the Home Loans and the use of Home Loan proceeds, Tax Counsel is of the opinion that the Trust will not be treated as a taxable mortgage pool. If the Issuer were treated as a taxable mortgage pool it would be taxed as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See 'Certain Federal Income Tax Consequences' in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

     The Trust intends to treat all interest payments on the Notes as 'qualified stated interest', but the Notes may be treated as having been issued with original issue discount based on their issue price. However, it is unclear whether the interest payments on the Class M-1 and Class M-2 Notes would constitute 'qualified stated interest' and accordingly, all income on such Notes may be required to be accrued under the original issue discount rules of the Code. Accruing income under the 'original issue discount' rules under the Code may require holders of Notes to recognize income with respect to such Notes in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption. No representation is made that the Home Loans will prepay at this rate or at any other rate.

     The Trust intends to treat the Certificates as equity interests in a partnership for federal income tax purposes and the holders of these Classes agree to treat them consistently. However, if the Certificates and the Residual Interest are permanently combined into a single certificate with a single owner with multiple payment components as described above under 'Securities Other Than the Offered Securities,' the Trust will be characterized as a grantor trust for federal income tax purposes. In such event, the Trust Agreement provides that the transfer restriction of certificates to non-U.S. persons would be removed and a non-U.S. person would be allowed to be the single owner of the Certificate. See 'Certain Federal Income Tax Consequences -- Tax Consequences to Holder of the Certificates' in the Prospectus.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a 'Plan') subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'). A fiduciary of a Plan must determine that the purchase and holding of a Note is consistent with its fiduciary duties under ERISA and does not constitute, and will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. In making such determination, a Plan fiduciary should consider the possible relationship of the holders of the Residual Interest in the Trust to such Plan and the fact that the Certificates are transferable. For additional information regarding treatment of the Notes under ERISA, See 'ERISA Considerations' in the Prospectus.

     The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the 'Underwriting Agreement'), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the 'Underwriters'), and each of the Underwriters has severally agreed to purchase, the principal amount of Offered Securities set forth opposite its name in the tables below.

                                                                       PRINCIPAL AMOUNT OF:
                                                             -----------------------------------------
                                                              CLASS A-1      CLASS A-2      CLASS A-3
                       UNDERWRITER                              NOTES          NOTES          NOTES
----------------------------------------------------------   -----------    -----------    -----------
Bear, Stearns & Co. Inc...................................   $19,518,000    $19,460,000    $ 7,448,000
PaineWebber Incorporated..................................    19,516,000     19,460,000      7,446,000
Residential Funding Securities Corporation................    19,516,000     19,460,000      7,446,000
                                                             -----------    -----------    -----------
                                                             $58,550,000    $58,380,000    $22,340,000
                                                             -----------    -----------    -----------
                                                             -----------    -----------    -----------

                                                                       PRINCIPAL AMOUNT OF:
                                                             -----------------------------------------
                                                              CLASS A-4      CLASS A-5      CLASS A-6
                       UNDERWRITER                              NOTES          NOTES          NOTES
----------------------------------------------------------   -----------    -----------    -----------
Bear, Stearns & Co. Inc...................................   $13,138,000    $ 4,158,000    $ 4,686,000
PaineWebber Incorporated..................................    13,136,000      4,156,000      4,685,000
Residential Funding Securities Corporation................    13,136,000      4,156,000      4,685,000
                                                             -----------    -----------    -----------
                                                             $39,410,000    $12,470,000    $14,056,000
                                                             -----------    -----------    -----------
                                                             -----------    -----------    -----------

                                                                PRINCIPAL AMOUNT OF:
                                                             --------------------------
                                                              CLASS M-1      CLASS M-2
                       UNDERWRITER                              NOTES          NOTES
----------------------------------------------------------   -----------    -----------
Bear, Stearns & Co. Inc...................................   $14,583,000    $ 7,424,000
PaineWebber Incorporated..................................    14,581,000      7,423,000
Residential Funding Securities Corporation................    14,581,000      7,423,000
                                                             -----------    -----------
                                                             $43,745,000    $22,270,000
                                                             -----------    -----------
                                                             -----------    -----------

     The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Securities to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession set forth below for each Class. The Underwriters may allow, and such dealers may reallow, a concession not in excess of that set forth below for each Class. After the initial public offering of the Offered Securities, the public offering price and such concessions and reallowances may be changed.

                                                            CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4
                                                            ---------    ---------    ---------    ---------
Concessions..............................................     0.060%       0.075%       0.090%       0.105%
Reallowances.............................................     0.040%       0.050%       0.065%       0.075%

                                                            CLASS A-5    CLASS A-6    CLASS M-1    CLASS M-2
                                                            ---------    ---------    ---------    ---------
Concessions..............................................     0.150%       0.300%       0.300%       0.450%
Reallowances.............................................     0.100%       0.200%       0.200%       0.325%

     Until the distribution of the Offered Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Securities. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Securities.

     If the Underwriters create a short position in the Offered Securities in connection with the offering, i.e., if they sell more Offered Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Offered Securities in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Securities. In addition, neither the Depositor nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriters expect to make a secondary market in the Offered Securities, but have no obligation to do so. There can be no assurance that any such secondary market will develop or, if it does develop, that it will continue or provide a sufficient level of liquidity.

     In addition to the purchase of the Offered Securities pursuant to the Underwriting Agreement, the Underwriters and their affiliates have several business relationships with the Transferor and Servicer and its affiliates. One or more affiliates of Residential Funding Securities Corporation will provide warehouse financing and may provide repurchase arrangements to the Transferor for its consumer and mortgage loans, including property improvement, debt consolidation and combination loans. See 'Use of Proceeds' herein. In addition, affiliates of the Underwriters may provide other term financing arrangements to the Transferor for the Residual Interest retained by it and other residual interest securities retained by it that were issued in connection with one of the prior series of asset backed securities involving the Transferor.

     As of the date of this Prospectus Supplement, the Transferor has a warehouse credit facility and a working capital credit facility with an affiliate of Residential Funding Securities Corporation. Immediately prior to the sale of the Home Loans to the Depositor, the Initial Home Loans were, and any Subsequent Home Loans will have been, subject to financing under such warehouse credit facility. The Transferor will apply the proceeds it receives from the sale of the Home Loans to the Depositor to repay such financing. In addition, pursuant to a stock option agreement, such affiliate of Residential Funding Securities Corporation has an option, subject to certain conditions and limitations, to purchase all or a portion of the Transferor's issued and outstanding shares of common stock. Such affiliate of Residential Funding Securities Corporation will also be issued a portion of the Residual Interest in consideration for payment by such affiliate of certain costs associated with the origination of certain Home Loans by the Transferor.

                            LEGAL INVESTMENT MATTERS

     The Offered Securities will NOT constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Accordingly, many institutions with legal authority to invest in 'mortgage related securities' may not be legally authorized to invest in the Offered Securities.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Securities constitute legal investments for such investors.

                                    RATINGS

     It is a condition to the issuance of the Offered Securities that the Offered Securities receive at least the ratings from the Rating Agencies as follows:

CLASS                       STANDARD & POOR'S     FITCH      DUFF
------------------------    -----------------     ------     -----
Class A-1 Notes.........           AAA             AAA        AAA
Class A-2 Notes.........           AAA             AAA        AAA
Class A-3 Notes.........           AAA             AAA        AAA
Class A-4 Notes.........           AAA             AAA        AAA
Class A-5 Notes.........           AAA             AAA        AAA
Class A-6 Notes.........           AAA             AAA        AAA
Class M-1 Notes.........           AA              AA+        AA+
Class M-2 Notes.........            A               A+        A+

     The ratings on the Offered Securities address the likelihood of the receipt by Securityholders of all payments on the Home Loans to which they are entitled. The ratings on the Offered Securities also address the structural, legal and issuer-related aspects associated with the Offered Securities, including the nature of the Home Loans. In general, the ratings on the Offered Securities address credit risk and not prepayment risk. The ratings on the Offered Securities do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Securities do not address the possibility that Securityholders might suffer a lower than anticipated yield in the event of principal payments on the Offered Securities, or in the event that the Trust is terminated prior to the applicable Maturity Dates of the Notes.

     The Depositor has not solicited ratings on the Offered Securities from any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Securities, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Securities by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Security ties by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Securities.

                                 LEGAL OPINIONS

     The validity of the Offered Securities will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters will be passed upon for the Transferor and the Servicer by Brown & Wood LLP. Brown & Wood LLP will also pass on certain federal income tax matters for the Trust.

                                 INDEX OF TERMS

                                                                                                          PAGE
                                                                                                       ----------
Accrual Period......................................................................................         S-28
Administration Agreement............................................................................         S-16
Allocable Loss Amount...............................................................................    S-6, S-26
Available Collection Amount.........................................................................         S-28
Available Funds.....................................................................................         S-29
Assumed Pool Principal Balance......................................................................         S-30
Bankruptcy Code.....................................................................................         S-14
Bankruptcy Commission...............................................................................         S-14
Business Day........................................................................................         S-30
Capitalized Interest Account........................................................................          S-5
Certificate Distribution Account....................................................................         S-38
Certificateholders..................................................................................          S-i
Certificateholders' Interest Carry-Forward Amount...................................................         S-30
Certificateholders' Interest Distributable Amount...................................................         S-31
Certificateholders' Monthly Interest Distributable Amount...........................................         S-31
Certificates........................................................................................        Cover
Class B-1 Optimal Principal Balance.................................................................         S-31
Class B-2 Optimal Principal Balance.................................................................         S-31
Class M-1 Optimal Principal Balance.................................................................         S-31
Class M-2 Optimal Principal Balance.................................................................         S-31
Class Notional Balance..............................................................................    S-1, S-31
Class Principal Balance.............................................................................          S-2
CLTV................................................................................................         S-16
Code................................................................................................    S-7, S-50
Collection Account..................................................................................         S-37
Commission..........................................................................................        S-iii
Conventional Loans..................................................................................          S-i
Co-Owner Trustee....................................................................................          S-1
CPR.................................................................................................         S-44
Cut-Off Date Principal Balance......................................................................         S-16
Defective Home Loan.................................................................................         S-14
Deferred Amount.....................................................................................         S-31
Definitive Securities...............................................................................          S-3
Deleted Home Loan...................................................................................         S-25
Depositor...........................................................................................    S-1, S-23
Depositor Securities................................................................................         S-23
Determination Date..................................................................................         S-28
DTC.................................................................................................          S-3
Due Period..........................................................................................          S-1
ERISA...............................................................................................          S-8
Event of Default....................................................................................         S-35
Excess Spread.......................................................................................         S-32
Fitch...............................................................................................          S-8
Funding Period......................................................................................    S-5, S-36
High Cost Loans.....................................................................................         S-11
Highest Priority Class..............................................................................         S-35
Home Loan Pool......................................................................................          S-4
Home Loan Rate......................................................................................         S-17
Home Loan Schedule..................................................................................         S-35
Home Loans..........................................................................................          S-4
Indenture...........................................................................................        Cover
Indenture Trustee...................................................................................          S-1

Indenture Trustee's Home Loan File..................................................................         S-36
Initial Cut-Off Date................................................................................          S-4
Initial Home Loans..................................................................................    S-4, S-15
Initial Pool Principal Balance......................................................................    S-4, S-15
Initial Undercollateralization Amount...............................................................         S-32
Insurance Proceeds..................................................................................         S-32
Interest Payment Amount.............................................................................         S-32
Interest Rate.......................................................................................          S-2
Issuer..............................................................................................          S-1
LIBOR...............................................................................................         S-28
LIBOR Business Day..................................................................................         S-32
Liquidated Home Loan................................................................................         S-32
Make Whole Servicing Fee............................................................................         S-37
Maturity Date.......................................................................................          S-2
Modeling Assumptions................................................................................         S-44
Mortgages...........................................................................................          S-4
Net Delinquency Calculation Amount..................................................................         S-32
Net Liquidation Proceeds............................................................................         S-32
Net Weighted Average Rate...........................................................................         S-29
Non-Priority Class..................................................................................         S-35
Note Payment Account................................................................................         S-37
Noteholders.........................................................................................          S-i
Noteholders' Interest Carry-Forward Amount..........................................................         S-32
Noteholders' Interest Payable Amount................................................................         S-32
Noteholders' Monthly Interest Payable Amount........................................................         S-32
Notes...............................................................................................        Cover
Offered Securities..................................................................................        Cover
Optional Termination Date...........................................................................    S-7, S-34
Original Class Principal Balance....................................................................          S-1
Overcollateralization Amount........................................................................         S-32
Overcollateralization Reduction Amount..............................................................         S-27
Overcollateralization Shortfall.....................................................................         S-33
Overcollateralization Stepdown Date.................................................................         S-33
Overcollateralization Surplus.......................................................................         S-33
Owner Trustee.......................................................................................          S-1
Payment Accounts....................................................................................         S-38
Payment Date........................................................................................          S-i
Permitted Investments...............................................................................         S-36
Plan................................................................................................    S-8, S-52
Pool Principal Balance..............................................................................         S-16
Prepayment Assumption...............................................................................         S-44
Pre-Funding Account Deposit.........................................................................    S-4, S-16
Pre-Funding Account.................................................................................    S-4, S-36
Principal Balance...................................................................................         S-16
Purchase Price......................................................................................         S-24
Qualified Substitute Home Loan......................................................................         S-25
Rating Agencies.....................................................................................          S-8
Record Date.........................................................................................         S-28
Reference Bank Rate.................................................................................         S-33
Reference Banks.....................................................................................         S-33
Registration Statement..............................................................................        S-iii
Regular Payment Amount..............................................................................         S-33
Regular Principal Payment Amount....................................................................         S-33
Released Mortgaged Property Proceeds................................................................         S-33
Required Overcollateralization Amount...............................................................         S-33

Residual Interest...................................................................................        Cover
Rolling Six-Month Delinquency Average...............................................................         S-34
Sale and Servicing Agreement........................................................................    S-4, S-16
Securities..........................................................................................        Cover
Securityholders.....................................................................................          S-i
Security Owners.....................................................................................          S-3
Senior Notes........................................................................................          S-i
Senior Optimal Principal Balance....................................................................         S-34
Servicer............................................................................................          S-1
Servicing Compensation..............................................................................         S-37
Servicing Fee.......................................................................................         3-37
Servicing Fee Rate..................................................................................         S-37
SMMEA...............................................................................................    S-8, S-52
S&P.................................................................................................          S-8
Subordinated Notes..................................................................................          S-i
Subordinate Securities..............................................................................          S-i
Subsequent Home Loans...............................................................................          S-4
Subsequent Transfer Date............................................................................          S-5
Substitution Adjustment.............................................................................         S-24
Tax Counsel.........................................................................................    S-7, S-50
Termination Price...................................................................................         S-34
Transfer and Servicing Agreements...................................................................   S-16, S-35
Transferor..........................................................................................          S-1
Trust...............................................................................................          S-1
Trust Agreement.....................................................................................    S-1, S-28
Underwriters........................................................................................         S-50
Underwriting Agreement..............................................................................         S-50
60-Day Delinquency Amount...........................................................................         S-34

PROSPECTUS

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (DEPOSITOR)

                             ---------------------
     Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Service Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the 'Mortgage Loans'), secured by mortgages on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the 'Loans'), which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such series of Securities.

     Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

                                                  (cover continued on next page)
                            ------------------------
     NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

     SEE 'RISK FACTORS' ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
     PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            BEAR, STEARNS & CO. INC.
                                JANUARY 23, 1998

(Continued from previous page)

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered 'Holders' under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of 'Holders' shall refer to the rights of such owners as they may be exercised indirectly through such participants. See 'THE AGREEMENTS -- Reports to Holders' herein.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

Securities Offered.......................  Asset-Backed Certificates (the 'Certificates') and Asset-Backed Notes
                                           (the 'Notes'). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each
                                           Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus
                                           Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more
                                           Classes, one or more of which may be Classes of Compound Interest
                                           Securities, Planned Amortization Class ('PAC') Securities, Variable
                                           Interest Securities, Zero Coupon Securities, Principal Only Securities,
                                           Interest Only Securities, Participating Securities, Senior Securities
                                           or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution
                                           Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related
                                           Prospectus Supplement. If so specified in the related Prospectus
                                           Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.
Depositor................................  Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') was
                                           incorporated in the State of Delaware in June 1995, and is a wholly-
                                           owned, special purpose subsidiary of The Bear Stearns Companies Inc.
                                           None of The Bear Stearns Companies Inc. nor any other affiliate of the
                                           Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See
                                           'THE DEPOSITOR.'
Interest Payments........................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                           Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or
                                           Underlying Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying
                                           Loans, as applicable. Interest Only Securities may be assigned a
                                           'Notional Amount' set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal
                                           Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period

                                           specified in the related Prospectus Supplement. See 'DESCRIPTION OF THE
                                           SECURITIES -- Payments of Interest.'
Principal Payments.......................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                           Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus
                                           Supplement.
Final Scheduled Distribution Date of the
  Securities.............................  The Final Scheduled Distribution Date with respect to each Class of
                                           Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final
                                           Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated
                                           maturity or will be determined as described herein and in the related
                                           Prospectus Supplement.
                                           The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related Trust
                                           Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its
                                           Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the
                                           Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the Private
                                           Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such
                                           Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series.
                                           See 'RISK FACTORS -- Yield May Vary' and 'DESCRIPTION OF THE
                                           SECURITIES -- Weighted Average Life of the Securities' herein.
Optional Termination.....................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of
                                           Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus
                                           Supplement. See 'DESCRIPTION OF THE SECURITIES -- Optional Redemption,
                                           Purchase or Termination.'
                                           In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary
                                           Assets.
The Trust Fund...........................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                           Supplement.
  A. Primary Assets......................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                           Prospectus Supplement. The Primary Assets will be purchased from the
                                           Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.
     (1) Loans...........................  Primary Assets for a Series will consist, in whole or in part, of
                                           Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                           Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal
                                           Housing Administration ('FHA') or partially guaranteed by the Veterans
                                           Administration ('VA'). See 'The Trust Funds -- The Loans' for a
                                           discussion of such guarantees. To the extent provided in the related
                                           Prospectus Supplement, additional Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.
                                           The 'Loans' for a Series will consist of (i) closed-end home equity loans (the 'Mortgage Loans') and (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement
                                           Contracts'). The Mortgage Loans and the Home Improvement Contracts are
                                           collectively referred to herein as the 'Loans.' Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate. As specified in the related Prospectus Supplement, the Mortgage Loans will and the Home Improvement Contracts may be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus
                                           Supplement. As specified in the related Prospectus Supplement, Home
                                           Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The
                                           Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties.'

                                           The related Prospectus Supplement will describe certain characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the
                                           Loans (or the aggregate unpaid principal balance included in the Trust
                                           Fund for the related Series); (b) the range and weighted average Loan
                                           Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate
                                           Caps, if any; (c) the range and the average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and
                                           Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related
                                           Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the use and type of each Mortgaged Property securing a Loan; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans.
     (2) Private Securities..............  Primary Assets for a Series may consist, in whole or in part, of
                                           Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b)
                                           collateralized obligations secured by Underlying Loans. Such pass-
                                           through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual
                                           Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                           Securities themselves will not be so insured or guaranteed. See 'THE
                                           TRUST FUNDS -- Private Securities.' Unless otherwise specified in the
                                           Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the Trustee as registered owner of such Private Securities.
                                           The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust
                                           Fund for such Series; (ii) certain characteristics of the Underlying
                                           Loans including (A) the payment features of such Underlying Loans

                                           (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such
                                           Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private
                                           Securities; (vi) the sponsor or depositor of the Private Securities
                                           (the 'PS Sponsor'), the servicer of the Private Securities (the 'PS
                                           Servicer') and the trustee of the Private Securities (the 'PS
                                           Trustee'); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Securities, or to such
                                           Private Securities themselves; (viii) the terms on which the Underlying
                                           Loans may, or are required to, be repurchased prior to stated maturity;
                                           and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee. See
                                           'THE TRUST FUNDS -- Additional Information' herein.
  B. Collection and Distribution
     Accounts............................  Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the 'Collection Account') to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                           Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus
                                           Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the
                                           Prospectus Supplement, and to deposit a portion of the amount in the
                                           Collection Account into a separate account (the 'Distribution Account')
                                           to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the
                                           Servicer, the Depositor, any provider of Enhancement with respect to such Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                           Supplement.

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

     C. Pre-Funding and Capitalized
       Interest Accounts.................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding
                                           Account') established and maintained with the Trustee for the related
                                           Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the 'Pre-Funded Amount') will be deposited in the Pre-Funding
                                           Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related
                                           Prospectus Supplement (the 'Pre-Funding Period'). The Primary Assets to
                                           be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded
                                           Amount remains on deposit in the Pre-Funding Account at the end of the
                                           Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the
                                           Certificates of the applicable Series. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of
                                           Securities.
                                           If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the
                                           Securities of such Series will be deposited in the Capitalized Interest
                                           Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period
                                           that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.
Enhancement..............................  If stated in the Prospectus Supplement relating to a Series, the
                                           Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such
                                           Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities (collectively, the 'Rating Agency')
                                           for the purposes specified in such Prospectus Supplement. The
                                           Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See 'ENHANCEMENT.' Enhancement for a Series
                                           may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus
                                           Supplement.
  A. Subordinate Securities..............  If stated in the related Prospectus Supplement, Enhancement for a
                                           Series may consist of one or more Classes of Subordinate Securities.
                                           The rights of Holders of such Subordinate Securities to receive

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
                                           distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.
  B. Insurance...........................  If stated in the related Prospectus Supplement, Enhancement for a
                                           Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                           Securities.
  C. Reserve Funds.......................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each a 'Reserve
                                           Fund'), which will be used, as specified in such Prospectus Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the
                                           Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus
                                           Supplement.
  D. Minimum Principal Payment
     Agreement...........................  If stated in the Prospectus Supplement relating to a Series of
                                           Securities, the Depositor will enter into a minimum principal payment agreement (the 'Minimum Principal Payment Agreement') with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                           Supplement. See 'ENHANCEMENT -- Minimum Principal Payment Agreement.'
  E. Deposit Agreement...................  If stated in the Prospectus Supplement, the Depositor and the Trustee
                                           will enter into a guaranteed investment contract or an investment agreement (the 'Deposit Agreement') pursuant to which all or a portion of amounts held in the Collection Account, the Distribution Account or in any Reserve Fund will be invested with the entity specified in such
                                           Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment
                                           Rate, in the manner specified in the Prospectus Supplement. See
                                           'ENHANCEMENT -- Deposit Agreement.'
Servicing................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus
                                           Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled
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                                       11


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

                                           payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The
                                           Servicer will receive a periodic fee as servicing compensation (the
                                           'Servicing Fee') and may, as specified herein and in the related
                                           Prospectus Supplement, receive certain additional compensation. See
                                           'SERVICING OF LOANS -- Servicing Compensation and Payment of Expenses'
                                           herein.
Federal Income Tax Considerations
  A. Debt Securities and REMIC Residual
     Securities..........................  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC')
                                           or (ii) so provided in the related Prospectus Supplement, a Series of
                                           Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the 'Code').
                                           Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting 'regular interests' in a REMIC ('Regular Interests'), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest
                                           Securities, Zero Coupon Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.
                                           In the case of a REMIC election, a Class of Securities may be treated as REMIC 'residual interests' ('Residual Interest'). A Holder of a
                                           Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                           circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a
                                           Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                           (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                           Interests will not be recognized for federal income tax purposes.
                                           Further, individual
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                                       12


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
                                           holders are subject to limitations on the deductibility of expenses of the REMIC. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.'
  B. Non-REMIC Pass-Through Securities...  If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                           ('Pass-Through Securities') will be treated as owning directly rights to receive certain payments of interest or principal, or both on the
                                           Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.
  C. Owner Trust Securities..............  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax.
                                           Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust as a partnership in which such
                                           Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such
                                           Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'CERTAIN FEDERAL INCOME TAX
                                           CONSIDERATIONS.'
ERISA Considerations.....................  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of
                                           1974, as amended ('ERISA'), or Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of Securities will cause the Trust Fund to be considered 'plan assets,' thereby subjecting the plan or arrangement to be subject to the prohibited transaction rules and fiduciary investment standards of
                                           ERISA with respect to the Trust Fund, unless some exception or exemption is applicable.
Legal Investment.........................  Unless otherwise specified in the related Prospectus Supplement,
                                           Securities of each Series offered by this Prospectus and the related
                                           Prospectus Supplement will not constitute 'mortgage related securities'
                                           under the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA').
                                           Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See
                                           'LEGAL INVESTMENT.'
Use of Proceeds..........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related
                                           Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any
                                           Reserve Funds described in the related Prospectus Supplement and (iv)
                                           to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the

                                       13


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

                                           related Prospectus Supplement, the purchase of the Primary Assets for a
                                           Series will be effected by an exchange of Securities with the Seller of such Primary Assets. See 'USE OF PROCEEDS.'
Ratings..................................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to
                                           Securities of each Series offered hereby and by the related Prospectus
                                           Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See 'RISK
                                           FACTORS -- Ratings Are Not Recommendations.'

                                       14


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
                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

NO SECONDARY MARKET

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement, expects to make a secondary market in the Securities, but has no obligation to do so.

PRIMARY ASSETS ARE ONLY SOURCE OF REPAYMENT

     The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS -- Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

LIMITED PROTECTION AGAINST LOSSES

     Although any Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

                                       15


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
YIELD MAY VARY

     The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE
SECURITIES -- Weighted Average Life of Securities.' Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES -- Payments of Interest.'

PROPERTY VALUES MAY BE INSUFFICIENT

     If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT

     If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no issuance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

                                       16


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
     Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

CONSUMER PROTECTION LAWS MAY AFFECT LOANS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See 'CERTAIN LEGAL ASPECTS OF THE LOANS.'

CONTRACTS WILL NOT BE STAMPED

     In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE LOANS -- The Home Improvement Contracts.'

RATINGS ARE NOT RECOMMENDATIONS

     It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon

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presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See 'THE TRUST FUNDS -- Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate,' if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus

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Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

     Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

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WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

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                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the 'Mortgage Loans') secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan.

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Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Mortgage Loans will not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at

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maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ('HUD') and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or

                                       24


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increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the

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
'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

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COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the 'Pre-Funding Period'). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

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
SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF LOANS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

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     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

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                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

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          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

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ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance

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
policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

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
SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

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
     If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS -- Events of Default; Rights Upon Events of Default -- Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE LOANS -- The Home Improvement Contracts.'

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Loan Schedule'). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have

                                       36


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
possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS -- Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

                                       37


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
     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of such Primary Assets. See 'SPECIAL CONSIDERATIONS -- Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS -- Evidence as to Compliance' herein.

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

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
EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

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
     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the

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Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause
(vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the

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aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered 'Holders' under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the

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aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE
SECURITIES -- Optional Redemption, Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses

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incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

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     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window

                                       47


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period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the 'OTS') prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

     Consumer Protection Laws. The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and

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the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract ('Installment Sales Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by

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creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                       51


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                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary is based on the opinion of Stroock & Stroock & Lavan LLP, special counsel to the Depositor ('Federal Tax Counsel') as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or a division of a single holder of all of the equity Securities of a Series.

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The Prospectus Supplement for each Series of Securities will specify how the
Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status of Regular Interest Securities as Real Property Loans. The regular interests in a REMIC ('Regular Interest Securities') will be 'real estate assets' for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets. For purposes of this rule, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Regular Interest Securities will be qualifying assets. Similarly, income on the Regular Interest Securities will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to holders of Regular Interest Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ('Buydown Funds'). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section7701(a)(19)(c)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 80A through 860G of the Code (the 'REMIC Regulations') treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to holders of Regular Interest Securities ('cash flow investments') will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

     Interest and Acquisition Discount. Securities representing Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended June 11, 1996 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a

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Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end

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of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a 'Variable Rate Debt Security') are subject to special rules. A Variable Rate Debt Security will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID

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Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate Debt Security'), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a 'Multiple Variable Rate Debt Security') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more

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qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.

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Accordingly, it appears that the accrual of premium on a Class of Pay-Through
Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government saturates, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's

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
miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest ecurities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a

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REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC

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generated by the same REMIC. The ability of Holders of Residual Interest
Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Interest Security will be treated as an excess inclusion if the Residual Interest Securities in the aggregate are considered not to have 'significant value.' The Treasury Department has not yet provided regulations in this respect.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any

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'Disqualified Organization.' Disqualified Organizations include the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ('electing large partnerships') will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware of Internal Revenue Service regulations (the 'Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1)) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest.

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     The Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. However, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made and the Trust Fund is not treated as a division of a sole owner in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fees')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deducible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater

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than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing Fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

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     Under certain circumstances, if the Loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the Securities are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Stripped Security the payments on which consist primarily or solely of a specified portion of the interest payments on Loans is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. To the extent the Trust Fund's assets are qualifying assets, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup

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
withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a Holder who is not a United States person, as defined below, ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income in includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax year ending after August 20, 1996. Recently issued Treasury regulations (the 'Final Withholding Regulations'), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     Interest and OID of Holders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Nonresidents should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax

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avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See ' -- Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ('Corporation Election')). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a Holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

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     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Holder other than a United States Person, as defined below, (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a Holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. In addition, certain trusts that would otherwise not qualify as U.S. Persons under the foregoing definition can elect to be treated as U.S. Persons. Recently adopted Treasury regulations make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. These new regulations attempt to unify certification requirements and modify reliance standards and are generally effective for payments made after December 31, 1998. Prospective investors are urged to consult their own tax advisors regarding the affect these regulations may have on their particular circumstances.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

                                       68


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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income,' income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Except as

                                       69


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
disclosed in the related Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     A Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will realize from a Certificate 'unrelated business taxable income' as a result of the 'Debt Financed Income' rules under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute its assets to a new partnership in exchange for partnership interests therein, and then dissolve and distribute the new partnership interests to the partners. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to

                                       70


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
such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such

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
information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to a Certificateholder which is a foreign person pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Holders which are foreign persons that are taxable as corporations and 39.6% for all other Holders which are foreign persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each Certificateholder which is a foreign person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Certificateholder which is a foreign person must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Certificateholder which is a foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. As a result, Certificateholders which are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Certificateholder which is a foreign person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

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                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such plans or arrangements. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     A fiduciary of an employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) or any entity, including an insurance company general account whose underlying assets include plan assets by reason of a plan or account investing in such entity, (collectively, 'Plans(s)'), should consult with their legal counsel to determine whether an investment in the Securities will cause the assets of the Trust Fund to be considered plan assets pursuant to the plan asset regulations set forth at 29 CFR 2510.3-101 (the 'Regulation'), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Fund and the Trustee, or any entities providing services with respect to the operation of the Trust, to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Fund, unless a statutory or regulatory exception or an administrative exemption granted by the Department of Labor ('DOL') applies to the purchase, sale, transfer or holding of the Securities.

     The Regulation contains rules for determining what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the operation of the Trust Fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or regulatory exception or an administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund. However, without regard to whether the Notes are treated as an equity interest for such purposes, the purchase, holding or transfer of Notes by or on behalf of a Plan could be considered a prohibited transaction if the Depositor or the Trustee or any of their respective affiliates is, or becomes, a party in interest or disqualified person with respect to such Plan.

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     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including both Plans and government plans), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available to the purchase, holding and transfer of the Securities. The DOL granted to Bear, Stearns & Co. Inc., an administrative exemption, Prohibited Transaction Exemption 90-30 (Application No. D-8207, 55 Fed. Reg. 21461) (1990) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption, wherever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and transfer of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Securities.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest generic rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

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     Moreover, the Exemption provides relief from certain self dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed securities transactions using pre-funding accounts for trusts issuing pass-through Securities. With respect to the Securities, the amendment generally allows a portion of the mortgages ('Loans') supporting payments to Securityholders and having a principal amount equal to no more than 25% of the total principal amount of the Securities to be transferred to the Trust within a 90-day or three-month period following the Closing Date ('Pre-Funding Period'), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered ('Pre-Funding Limit') must not exceed twenty-five percent (25%).

          (2) All Loans transferred after the Closing Date ('Additional Loans') must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

          (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Securities receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'average interest rate') for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

          (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus and Prospectus Supplement ('Offering Documents') and/or Pooling and Servicing Agreement or Sale and Servicing Agreement ('Pooling Agreement'). In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

          (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations

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
     are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ('Permitted Investments').

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Securityholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

          In the event that the Exemption is not applicable, some other prohibited transaction class exemption issued by the DOL, including PTCE 96-23 (relating to investments by in-house asset managers), PTCE 95-60 (relating to insurance company general accounts), PTCE 91-38 (relating to bank collective funds), PTCE 90-1 (relating to insurance company pooled separate accounts) and PTCE 84-14 (relating to investments by qualified plan asset managers) may apply, depending on the circumstances.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ('Bear Stearns') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

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
                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance

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
thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Loan' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cooperative Loan' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Bear Stearns Asset Backed Securities, Inc.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

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
     'Escrow Account' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contracts and installment loan agreement which may be unsecured or secured by purchase money security interest in the Home Improvement financed thereby.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'Insurance Proceeds' means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'Lifetime Rate Cap' means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     'Loans' mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     'Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Loan.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Loan' means a closed-end home equity loan secured by a Mortgaged Property.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

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
     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     'Primary Assets' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     'Property' means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Loans.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

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
     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     'Single Family Property' means property securing a Loan consisting of one to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shorfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Loans' means loans of the type eligible to be Loans underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

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_____________________________________      _____________________________________

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                               ----
Available Information......................................................................................     ii
Reports to Securityholders.................................................................................    iii
Summary of Terms...........................................................................................    S-1
Risk Factors...............................................................................................    S-9
Use of Proceeds............................................................................................    S-15
Description of the Trust...................................................................................    S-15
The Home Loan Pool.........................................................................................    S-16
The Depositor..............................................................................................    S-23
The Transferor and Servicer................................................................................    S-23
Description of Credit Enhancement..........................................................................    S-26
Description of the Securities..............................................................................    S-28
Description of the Transfer and Servicing
 Agreements................................................................................................    S-35
Prepayment and Yield Considerations........................................................................    S-40
Certain Federal Income Tax Consequences....................................................................    S-50
ERISA Considerations.......................................................................................    S-50
Underwriting...............................................................................................    S-50
Legal Investment Matters...................................................................................    S-52
Ratings....................................................................................................    S-52
Legal Opinions.............................................................................................    S-53
Index of Terms.............................................................................................    S-54
                                                    PROSPECTUS

Prospectus Supplement......................................................................................      3
Reports to Holders.........................................................................................      3
Available Information......................................................................................      3
Summary of Terms...........................................................................................      5
Risk Factors...............................................................................................     15
Description of the Securities..............................................................................     18
The Trust Funds............................................................................................     22
Enhancement................................................................................................     27
Servicing of Loan..........................................................................................     30
The Agreements.............................................................................................     36
Certain Legal Aspects of the Loan..........................................................................     44
The Depositor..............................................................................................     52
Use of Proceeds............................................................................................     52
Certain Federal Income Tax Consequences....................................................................     52
State Tax Considerations...................................................................................     72
ERISA Considerations.......................................................................................     73
Legal Investment...........................................................................................     76
Plan of Distribution.......................................................................................     76
Legal Matters..............................................................................................     76
Glossary of Terms..........................................................................................     77

                                  $271,221,000

                             MASTER FINANCIAL ASSET
                          SECURITIZATION TRUST 1998-1

                                     [LOGO]

                             MASTER FINANCIAL, INC.
                           (TRANSFEROR AND SERVICER)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (DEPOSITOR)

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                            BEAR, STEARNS & CO. INC.
                            PAINEWEBBER INCORPORATED
                              RESIDENTIAL FUNDING
                             SECURITIES CORPORATION

                                FEBRUARY 3, 1998

_____________________________________      _____________________________________